                                                                       EXHIBIT 2

                 PLAN AND AGREEMENT OF MERGER AND REORGANIZATION

________________________________________________________________________________



                             PLAN AND AGREEMENT OF
                           MERGER AND REORGANIZATION

                                     AMONG

                                  AEGON N.V.,

                                LT MERGER CORP.

                                      AND

                             PROVIDIAN CORPORATION

________________________________________________________________________________





                 ______________________________________________

                               DECEMBER 28, 1996

                 ______________________________________________

                               TABLE OF CONTENTS


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
ARTICLE 1

         THE SPIN-OFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.1     The Spin-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2     Amendments to the Distribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     Further Agreements with Spinco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 2

         PLAN OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.2     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.3     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.4     Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.5     Escheat Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.6     Closing of Company Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 3

         CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.1     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 4

         REPRESENTATIONS AND WARRANTIES OF COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.1     Organization, Good Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.3     Company Subsidiaries; Voting Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.4     Authority; Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.5     Non-Contravention; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.6     SEC Reports; Company Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.7     Statutory Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.8     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.9     Taxes and Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.10    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.11    Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.12    Registration Statement, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13





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
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         4.13    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.14    Collective Bargaining; Labor Disputes; Compliance  . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.15    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.16    No Violation of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.17    Indebtedness for Borrowed Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.18    Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.19    Real Estate Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.20    DGCL Section 203 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.21    Spin-off; Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.22    Voting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.23    Business Operating Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.24    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.25    Computer Software  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.26    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.27    Permits, Licenses and Franchises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.28    Insurance Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.29    Threats of Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.30    Liabilities and Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.31    Separate Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.32    Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.33    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.34    Solvency of Spinco.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.35    Investigation by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF
         MERGER PARTNER AND SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.1     Organization, Good Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.3     Merger Partner Subsidiaries; Voting Trusts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.4     Authority; Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.5     Non-Contravention; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.6     SEC Reports; Merger Partner Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.7     Statutory Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.8     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.9     Taxes and Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.10    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.11    Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.12    Registration Statement, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.13    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.14    Collective Bargaining; Labor Disputes; Compliance  . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.15    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32





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
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         5.16    No Violation of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.17    Indebtedness for Borrowed Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.18    Environmental Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.19    Merger Partner Ownership of Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.20    Interim Operations of Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.21    Spin-off; Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.22    Business Operating Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.23    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.24    Computer Software  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.25    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.26    Permits, Licenses and Franchises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.27    Liabilities and Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.28    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.29    Investigation by Merger Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 6

         CONDUCT AND TRANSACTIONS PRIOR TO
         EFFECTIVE TIME; CERTAIN COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.1     Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.2     Conduct of Business Pending Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.3     Fiduciary Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.4     Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.5     Amendment to Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.6     Takeover Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.7     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.8     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.9     NYSE Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.10    Notice; Efforts to Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.11    Registration Statement; Stockholder Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.12    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.13    Press Releases; Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.14    Indemnification of Officers and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.15    Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.16    Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.17    Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.18    Aegon USA Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.19    Determination of Comparable Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.20    Merger Partner Exchange Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.21    Company Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.22    Agents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.23    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52





                                      iii
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         6.24    Certain Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.25    Investment Company Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.26    Ruling Request.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE 7

         CONDITIONS PRECEDENT TO MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.1     Conditions to Each Party's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.2     Conditions to Obligations of Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.3     Conditions to Obligations of Merger Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE 8

         TERMINATION AND ABANDONMENT OF THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.2     Effect of Termination and Abandonment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE 9

         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.1     Waiver and Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.2     Non-Survival of Representations, Warranties and Agreements . . . . . . . . . . . . . . . . . . . . .  58
         9.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.4     Descriptive Headings; Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.5     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.6     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.7     GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.8     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.9     Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.10    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.11    Limited Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.12    CONSENT TO JURISDICTION; SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                             PLAN AND AGREEMENT OF
                           MERGER AND REORGANIZATION

         PLAN AND AGREEMENT OF MERGER AND REORGANIZATION (this "Agreement"), dated as of December 28, 1996, by and among AEGON N.V., a company formed under the laws of The Netherlands ("Merger Partner"), LT MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Merger Partner ("Sub"), and PROVIDIAN CORPORATION, a Delaware corporation ("Company").

         WHEREAS, the Board of Directors of Company has approved a plan of distribution embodied in the form of the agreement attached hereto as Exhibit A and to be signed concurrently with this Agreement (the "Distribution Agreement") which distribution, subject to the terms and conditions of the Distribution Agreement, will be effected prior to the Effective Time (as defined in Section 2.1(a)) and pursuant to which all of the shares of capital stock of Providian Bancorp, Inc., a Delaware corporation and wholly owned subsidiary of Company ("Spinco"), will be distributed on a pro rata basis to Company's stockholders as provided in the Distribution Agreement (the "Spin-off");

         WHEREAS, Merger Partner has formed Sub as a wholly owned subsidiary corporation under the Delaware General Corporation Law (the "DGCL") for the purpose of Sub merging with and into Company following the Spin-off pursuant to the applicable provisions of the DGCL (the "Merger") so that Company will continue as the surviving corporation of the Merger and will become a wholly owned subsidiary of Merger Partner;

         WHEREAS, the respective Boards of Directors of Company, Merger Partner and Sub have approved and declared advisable the Merger, the terms and provisions of this Agreement and the transactions contemplated hereby;

         WHEREAS, the respective Boards of Directors of Merger Partner and Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders;

         WHEREAS, for federal income tax purposes, it is intended that (a) the Spin-off shall qualify as a tax-free distribution within the meaning of Section 355 of the Internal Revenue Code, as amended (the "Code"), and (b) the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization; and

         WHEREAS, the Merger described herein is subject to the approval of the stockholders of Company and applicable state and federal authorities, and satisfaction of certain other conditions described in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE 1

                                  THE SPIN-OFF

         1.1 The Spin-off. Upon the terms and subject to the conditions of the Distribution Agreement, Company shall use commercially reasonable efforts to divest its interest in Spinco prior to the Effective Time through the distribution of all of the outstanding shares of capital stock of Spinco on a pro rata basis to the stockholders of Company as provided in the Distribution Agreement.

         1.2 Amendments to the Distribution Agreement. No amendments to the Distribution Agreement shall be executed without the approval of Merger Partner, which approval shall not be unreasonably withheld.

         1.3 Further Agreements with Spinco. Unless otherwise approved by Merger Partner, which approval shall not be unreasonably withheld, except as contemplated by this Agreement or the Distribution Agreement or as set forth in
Schedule 1.3, neither any new agreement between Spinco and Company or any Company Subsidiary (as defined in Section 4.3) nor any material amendment to any existing agreements between Spinco and Company or any Company Subsidiary which survive the Distribution Date (as defined in the Distribution Agreement) shall be executed.


                                   ARTICLE 2

                                 PLAN OF MERGER

         2.1     The Merger

                 (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the provisions of this Agreement and the DGCL, Sub shall be merged with and into Company, which shall be the surviving corporation (sometimes referred to hereinafter as the "Surviving Corporation") in the Merger, and the separate corporate existence of Sub shall cease. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Company, on behalf of the Surviving Corporation, and thereafter delivered to the Secretary of State of the State of Delaware, for filing, as provided in the DGCL on the Closing Date (as defined in Section 3.1). The Merger shall become effective immediately following the Spin-off upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

                 (b) From and after the Effective Time, the Merger shall have all the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, by virtue of the Merger and in accordance with the DGCL, all of the properties, rights, privileges, powers and franchises of Company and Sub shall vest in the Surviving Corporation and all of the debts, liabilities and duties of Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                 (c) The Certificate of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and the DGCL.

                 (d) The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed as provided therein, in the Certificate of Incorporation of the Surviving Corporation and the DGCL.

                 (e) The officers and directors of Sub immediately prior to the Effective Time shall be the initial officers and directors of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

         2.2 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

                 (a) Each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $1 per share, of the Surviving Corporation.

                 (b) All shares of common stock, par value $1 per share, of Company ("Company Common Stock") or other capital stock of Company that are owned by Company as treasury stock or by any wholly owned Company Subsidiary and any shares of Company Common Stock owned by Merger Partner, Sub or any other wholly owned Merger Partner Subsidiary (as defined in Section 5.3) shall be canceled and retired and shall cease to exist and no stock of Merger Partner or other consideration shall be delivered in exchange therefor.

                 (c) Subject to Section 2.3(c), each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.2(b)) shall be converted into a right to receive a number (the "Exchange Ratio") of shares, or fraction thereof, of voting common stock, par value of one Dutch Guilder per share, of Merger Partner ("Merger Partner Common Stock") determined by dividing $28.00 by the Share Price (as defined below), subject to the provisions of
Section 8.1(b)(vi) or 8.1(c)(vi), if applicable. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares (a "Certificate") shall thereafter represent the right to receive that number of shares of Merger Partner Common Stock into which such shares of Company Common Stock have been converted. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Merger Partner Common Stock, and cash in lieu of any fractional share, issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.3, without interest. For purposes of this Agreement, (i) the term "Share Price" shall be equal to the Fair Market Value at the Effective

Time of one share of Merger Partner Common Stock; provided, however, that if such Fair Market Value at the Effective Time is less than $50.034, then the Share Price shall be $50.034, and if such Fair Market Value at the Effective Time is greater than $61.153, then the Share Price shall be $61.153; and (ii) the term "Fair Market Value at the Effective Time" of one share of Merger Partner Common Stock shall be the average during the 20 trading days immediately preceding the last business day before the date of the Effective Time of the average daily high and low prices per share of Merger Partner Common Stock on the New York Stock Exchange ("NYSE").

                 (d) If after the date hereof and prior to the Effective Time, Merger Partner shall have declared a stock split (including a reverse split) of Merger Partner Common Stock or a dividend payable in Merger Partner Common Stock or any other similar transaction, then the Exchange Ratio shall be appropriately adjusted to reflect such stock split or dividend or similar transaction.

                 (e) Each Company Stock Option (as defined in Section 6.17) and each Company SAR (as defined in Section 6.17) shall be converted in accordance with Section 6.17.

         2.3     Exchange of Certificates.

                 (a) As of the Effective Time, Merger Partner shall deposit with Morgan Guaranty Trust Company of New York, or such other bank or trust company designated by Merger Partner and reasonably acceptable to Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2 through the Exchange Agent, certificates representing the shares of Merger Partner Common Stock (such shares of Merger Partner Common Stock, together with any dividends or distributions with respect thereto or cash deposited by Merger Partner in accordance with this Section 2.3, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.2 in exchange for outstanding shares of Company Common Stock, together with cash to be paid in lieu of fractional shares. The aggregate number of shares of Merger Partner Common Stock which shall be issuable shall be a number of such shares equal to the Exchange Ratio multiplied by the total number of outstanding shares of Company Common Stock as of the Effective Time, subject to adjustments for nonissuance of fractional shares as provided herein.

                 (b) As soon as practicable after the Effective Time, Merger Partner and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent accompanied by a properly executed letter of transmittal and shall be in such form and have such other provisions as Merger Partner and Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Merger Partner Common Stock. Upon the surrender to the Exchange Agent of one or more Certificates for cancellation, together with such letter of transmittal, duly executed, the holder will be entitled to receive certificates representing that number of whole shares of Merger Partner Common Stock to be issued in respect of the aggregate number of such shares of Company

Common Stock previously represented by the stock certificates surrendered based upon the Exchange Ratio.

                 (c) No certificate or scrip representing fractional shares of Merger Partner Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Merger Partner. All fractional shares of Merger Partner Common Stock that a holder of Company Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the Fair Market Value at the Effective Time of one share of Merger Partner Common Stock, by (ii) the fraction of a share of Merger Partner Common Stock to which such holder would otherwise have been entitled. Merger Partner shall timely make available to the Exchange Agent any cash necessary to make payments in lieu of fractional shares as aforesaid. No such cash in lieu of fractional shares of Merger Partner Common Stock shall be paid to any holder of Company Common Stock until Certificates are surrendered and exchanged in accordance with Section 2.3(a).

                 (d) If a certificate for Merger Partner Common Stock is to be sent to a person other than the person in whose name the Certificates for shares of Company Common Stock surrendered for exchange are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery of such Certificate to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                 (e) The cash paid and shares of Merger Partner Common Stock issued upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

         2.4 Dividends. No dividends or other distributions that are declared or made after the Effective Time with respect to Merger Partner Common Stock payable to holders of record thereof after the Effective Time shall be paid to a Company stockholder entitled to receive certificates representing Merger Partner Common Stock until such stockholder has properly surrendered such stockholder's Certificates. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such Merger Partner Common Stock shall be issued any dividends which shall have become payable with respect to such Merger Partner Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender, there shall also be paid to the stockholder in whose name the certificates representing such Merger Partner Common Stock shall be issued any dividend on such Merger Partner Common Stock that shall have a record date subsequent to the Effective Time and prior to such surrender and a payment date after such surrender; provided that such dividend payments shall be made on such payment dates. In no event shall the stockholders entitled to receive such dividends be entitled to receive interest on such dividends. Any portion of the Exchange Fund which remains undistributed to the stockholders of Company for six months after the Effective Time pursuant to this Section 2.4 shall be returned by the Exchange Agent to Merger Partner which shall thereafter act as Exchange Agent, subject to the rights of holders of unsurrendered Certificates under this Article 2.

         2.5     Escheat Laws.  Notwithstanding any other provision of this
Article 2, none of Merger Partner, Sub, Company, the Surviving Corporation, the Exchange Agent or any other party hereto shall be liable to any holder of Company Common Stock for any Merger Partner Common Stock, or dividends or distributions thereon or cash in lieu of fractional shares, delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         2.6 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of Company shall be closed and no transfer of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall, when accompanied by proper documentation, be exchanged for Merger Partner Common Stock in the manner provided in this Article 2.


                                   ARTICLE 3

                                    CLOSING

         3.1 Time and Place of Closing. Unless otherwise mutually agreed upon in writing by Merger Partner and Company, the closing of the Merger (the "Closing") will be held at 10:00 a.m., local time, on the later of (i) June 1, 1997, and (ii) the second business day following the date that all of the conditions precedent specified in this Agreement have been (or can be at the Closing) satisfied or waived by the party or parties permitted to do so (such date being referred to hereinafter as the "Closing Date"). The place of Closing shall be at the offices of King & Spalding, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or at such other place as may be agreed between Merger Partner and Company.


                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company hereby represents and warrants to Merger Partner as follows (the words "to the Knowledge of Company" or "to Company's Knowledge" and any words of similar import shall mean that any one of the persons listed in Exhibit B has actual knowledge of the matter):

         4.1 Organization, Good Standing and Power. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Company (as defined below). Company has delivered to Merger Partner complete and correct copies of its Certificate of Incorporation and all amendments thereto to the date hereof and its Bylaws as amended to the date hereof. As used in this Agreement, the phrase "Material Adverse Effect on Company" means a material adverse effect on (a) the financial condition, business or results of operations of Company and the Company Subsidiaries on a consolidated basis or (b) the ability of Company to consummate the transactions contemplated by this Agreement.

         4.2 Capitalization. The authorized capital stock of Company as of the date hereof consists of 300,000,000 shares of Common Stock, par value $1 per share, of which as of December 20, 1996, 93,765,999 shares were issued and outstanding, 6,000,000 shares of Preferred Stock, par value $5 per share, of which as of the date hereof no shares are issued and outstanding (other than 467,400 shares which are held by a Company Subsidiary), and 25,000,000 shares of Preference Stock, par value $.01 per share, of which as of the date hereof no shares are issued or outstanding. All outstanding shares of Company Common Stock are, and all shares which may be issued prior to the Effective Time pursuant to any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as set forth above, as of December 20, 1996, there were no shares of capital stock or other equity securities of Company outstanding, and, except as set forth in Schedule 4.2, there are no outstanding options, warrants or rights to purchase or acquire from Company any capital stock of Company, there are no existing registration covenants with Company with respect to outstanding shares of Company Common Stock, and there are no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which Company is bound to issue any additional shares of its capital stock or other securities.

         4.3 Company Subsidiaries; Voting Trusts. Schedule 4.3 sets forth a correct and complete list of each corporation, association, subsidiary or other entity of which Company owns or controls, directly or indirectly, more than 20% of the outstanding equity securities (other than equity securities acquired in the ordinary course of business for investment purposes which constitute more than 20% but less than 35% of the outstanding equity securities of such issuer and which, in the case of equity securities acquired prior to December 31, 1995, are listed in the annual statements of the Company Insurance Subsidiaries), but excluding Spinco and any subsidiary, corporation, association or other entity in which Company owns an indirect equity interest exclusively through Spinco of which Spinco owns or controls, directly or indirectly, more than 20% of the outstanding equity securities (such entities, excluding Spinco and any entities so owned or controlled by Spinco, are hereinafter referred to as "Company Entities"). Any Company Entity of which Company owns or controls, directly or indirectly, more than 50% of the outstanding equity securities is hereinafter referred to individually as a "Company Subsidiary" and such entities are referred to collectively as the "Company Subsidiaries." Except as disclosed in Schedule 4.3, Company owns, directly or indirectly, the securities of each Company Entity held by Company, free and clear of all liens, charges, pledges, security interests or other encumbrances. All of the capital stock of each Company Subsidiary has been duly authorized, and is validly issued, fully paid and nonassessable. There are no outstanding options or rights to subscribe to, or any contracts or commitments to issue or sell any shares of the capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire, any shares of the capital stock of any Company Entity to which Company or any Company Subsidiary is a party. There are no voting trusts or other agreements or understandings with respect to the voting of capital stock of Company or any Company Subsidiary to which Company or any Company Subsidiary is a party. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect on Company. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Company.

         4.4 Authority; Enforceability. Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval of this Agreement by the stockholders of Company and approval of this Agreement and the Distribution Agreement by insurance regulatory authorities and banking regulatory authorities, and subject to compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Subject to such approvals and compliance, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, and this Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against it in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) subject to general principles of equity.

         4.5     Non-Contravention; Consents.

                 (a) Except as set forth in Schedule 4.5(a), neither the execution, delivery and performance by Company of this Agreement or the Distribution Agreement, nor the consummation by Company of the transactions contemplated hereby or the Spin-off, nor compliance by Company with any of the provisions hereof or the Distribution Agreement, will:

                 (i) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Company, under any of the terms, conditions or provisions of, (x) its Certificate of Incorporation or Bylaws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Company or any of the Company Subsidiaries is a party, or by which Company or any of the Company Subsidiaries may be bound, or to which Company or any of the Company Subsidiaries or the properties or assets of any of them may be subject, and that would, in any such event specified in this clause
         (y), have, individually or in the aggregate, a Material Adverse Effect on Company; or

                  (ii) subject to compliance with the statutes and regulations referred to in Section 4.5(b), violate any valid and enforceable judgment, ruling, order, writ, injunction, decree, or any statute, rule or regulation applicable to Company or any of the Company Subsidiaries or any of their respective properties or assets where such violation would, individually or in the aggregate, have a Material Adverse Effect on Company.

                 (b) Except as set forth in Schedule 4.5(b) and other than notices, filings, authorizations, exemptions, consents or approvals, the failure of which to give or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Company, no notice to, filing with, authorization of, exemption by, or consent or approval of, any governmental authority or other regulatory body is necessary for the consummation by Company of the transactions contemplated by this Agreement.

         4.6     SEC Reports; Company Financial Statements.

                 (a) Since January 1, 1995, Company has timely filed all reports, registration statements, proxy statements or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") (collectively, the "Company Reports"). Company has heretofore made available to Merger Partner true copies of all the Company Reports, together with all exhibits thereto, that Merger Partner has requested. Included in such Company Reports are (i) audited consolidated balance sheets of Company and its subsidiaries at December 31, 1994 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, and the notes thereto and (ii) the unaudited consolidated balance sheets of Company and its subsidiaries at March 31, 1996, June 30, 1996 and September 30, 1996 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the periods then ended and the notes thereto.

                 (b) All of the financial statements included in the Company Reports (which are collectively referred to herein as the "Company Consolidated Financial Statements") fairly presented in all material respects the consolidated financial position of Company and its subsidiaries as at the dates mentioned and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or in the case of the unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of unaudited statements, to normal, recurring audit adjustments). As of their respective dates, the Company Reports complied in all material respects with all applicable rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the Company Reports, neither Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Company and its consolidated subsidiaries or in the notes thereto, other than liabilities or obligations which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Company.

                 (c) Company has delivered to Merger Partner an unaudited pro forma consolidated balance sheet of Company and the Company Subsidiaries (specifically excluding Spinco and its subsidiaries) at September 30, 1996 and the related unaudited pro forma consolidated statements of income and stockholders' equity for the period then ended, and the notes thereto (the "Spin-off Adjusted Financial Statements"). Such Spin-Off Adjusted Financial Statements fairly presented in all material respects the consolidated pro forma financial position of Company and the Company Subsidiaries (specifically excluding Spinco and its subsidiaries) as at the date mentioned and the consolidated pro forma results of operations and pro forma changes in stockholders' equity for the period then ended in conformity with generally accepted accounting principles applied on a consistent basis (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or as may be permitted by Form 10-Q of the SEC and subject to normal, recurring audit adjustments).

         4.7 Statutory Statements. Company has previously furnished to Merger Partner the annual statements of each Company Subsidiary that is engaged in the business of insurance (a "Company Insurance Subsidiary") for the years ended December 31, 1994 and December 31, 1995, which have been filed with the insurance regulatory authority of the jurisdiction of organization of such Company Insurance Subsidiary, and statutory statements, where required, for each such company for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, and Company shall promptly furnish to Merger Partner all statutory statements for any calendar years or quarters ending thereafter but prior to the Effective Time. Except as set forth in Schedule 4.7, such statutory statements present or will present fairly in all material respects the admitted assets, liabilities and surplus of each Company Insurance Subsidiary at the end of each of the periods then ended, and the results of its operations and changes in its surplus for each of the periods then ended in conformity with accounting practices prescribed or permitted by the insurance regulatory authority of the jurisdiction of organization of such Company Insurance Subsidiary, applied on a consistent basis as and to the extent described in such statutory statements.

         4.8     Absence of Certain Changes or Events.  Except as disclosed in
Schedule 4.8 and the Company Reports and except for transactions contemplated by this Agreement or the Distribution Agreement, since December 31, 1995, Company and the Company Subsidiaries have conducted their business in all material respects only in the ordinary course, and there has not been (i) any change in the business, financial condition or results of operations of Company and Company Subsidiaries which has had a Material Adverse Effect on Company,
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Company's outstanding capital stock, except regular quarterly cash dividends with respect to the Company Common Stock, (iii) any split, combination or reclassification of any of Company's outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company's outstanding capital stock, (iv) (x) any granting by Company or any Company Subsidiary to any executive officer or other employee of Company or any Company Subsidiary of any increase in compensation, except for increases which in the aggregate are in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1995, (y) any granting by Company or any Company Subsidiary to any such executive officer or other employee of any increase in severance or termination pay, except (A) for obligations which have been satisfied prior to the date hereof, (B) for increases in the ordinary course of business in any one case not in excess of $25,000, or (C) as was required under any employment, severance or termination agreements in effect as of December 31, 1995 or (z) any entry by Company or any Company Subsidiary into any new severance or termination agreement with any such executive officer or other employee (other than (A) for obligations which have been satisfied prior to the date hereof, and (B) new severance or termination obligations in the ordinary course of business in any one case not in excess of $25,000), (v) any significant change in accounting methods, principles or practices by Company or any Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may be appropriate to conform to changes in statutory accounting rules or generally accepted accounting principles, or (vi) except for changes in a manner consistent with past practice or consistent with industry standards, any material change in the underwriting, pricing, actuarial or investment practices or policies of any Company Business Unit (as defined below). Notwithstanding the foregoing, the representation contained in this
Section 4.8 shall not apply to any change or development, or combination of changes or developments, to the extent such changes and developments are the result of adverse changes in general economic conditions, stock market fluctuations or conditions or adverse changes in or affecting the insurance industry generally. As used in this Agreement, the term "Company Business Unit" shall mean the business segments of the Company identified as of the date hereof as Providian Direct Insurance, Providian Agency Group and Providian Capital Management.

         4.9 Taxes and Tax Returns. Except as disclosed in Schedule 4.9 or as otherwise disclosed to Merger Partner in writing:

                 (a) Company and the Company Subsidiaries have (i) duly filed (or there has been filed on their behalf) with appropriate governmental authorities all tax returns required to be filed by them, on or prior to the date hereof, except to the extent that any failure to file would not, individually or in the aggregate, have a Material Adverse Effect on Company, and (ii) duly paid in full or made provisions in accordance with generally accepted accounting principles (or there has been paid or provision has been made on their behalf) for the payment of all taxes for all periods ending on or prior to the date hereof, except to the extent that any failure to fully pay or make provision for the payment of such taxes would not, individually or in the aggregate, have a Material Adverse Effect on Company;

                 (b) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or tax returns of Company or the Company Subsidiaries wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would have a Material Adverse Effect on Company;

                 (c) the federal income tax returns of Company and the Company Subsidiaries have been examined by the Internal Revenue Service ("IRS") (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods through and including December 31, 1992, and no material deficiencies were asserted as a result of such examinations that have not been resolved and fully paid. Neither Company nor any of the Company Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of Company or any of the Company Subsidiaries;

                 (d) neither Company nor any of the Company Subsidiaries is a party to any tax sharing or material tax indemnity agreement;

                 (e) any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Company or any Company Subsidiary who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). In addition, Section 162(m) of the Code will not apply to any amount paid or payable by Company or any Company Subsidiary under any contract or Company Employee Plan currently in effect;

                 (f) all annuity contracts and life insurance policies issued by a Company Insurance Subsidiary meet all definitional or other requirements for qualification under the Code applicable (or intended to be applicable) to such annuity contracts or life insurance policies, including, without limitation, the following: (A) any life insurance policies meet the requirements of Sections 101(f) or 7702 of the Code, as applicable; (B) any annuity contracts that are intended to qualify as "annuity contracts" (excluding contracts that are described in Section 72(s) of the Code) meet the requirements of Section 72(s) of the Code; (C) any annuity contracts that are intended to qualify under Sections 130, 403(a), 403(b) or 408(b) of the Code contain all provisions required for qualification under such sections of the Code; and (D) any annuity contracts that are marketed as, or in connection with, plans that are intended to qualify under Sections 401, 403, 408 or 457 of the Code comply with the requirements of such sections; except in the case of any of the foregoing to the extent that any failure to so meet such requirements has not and would not, individually or in the aggregate, have a material adverse effect on (A) the financial condition, business or results of operations of any Company Business Unit or (B) the ability of Company to consummate the transactions contemplated by this Agreement; and

                 (g) as used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, premium, sales, excise, employment, payroll, withholding and other taxes.

         4.10 Litigation. Except as disclosed in Schedule 4.10 or in the Company Reports, neither Company nor any Company Subsidiary is a party to any pending or, to the Knowledge of Company, threatened claim, action, suit, investigation or proceeding which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Except as disclosed in Schedule 4.10, at the date of this Agreement, neither Company nor any Company Insurance Subsidiary has received actual notice of any proceeding, claim or investigation pending or threatened against Company or any Company Insurance Subsidiary before any insurance department or agency which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Except as disclosed in
Schedule 4.10, at the date of this Agreement there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other decision against Company or any Company Subsidiary which, either individually or in the aggregate, has had or would have a Material Adverse Effect on Company.

         4.11 Contracts and Commitments. Neither Company nor any Company Subsidiary has received notice from any person alleging that Company or any Company Subsidiary is in default under any contracts within the scope of
Section 6.21 as to which it is reasonably foreseeable that an adverse determination would result, individually or in the aggregate, in a Material Adverse Effect on Company.

         4.12 Registration Statement, Etc. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (a) the Registration Statement to be filed by Merger Partner with the SEC in connection with the Merger Partner Common Stock to be issued in the Merger (the "Registration Statement"), (b) the Proxy Statement (the "Proxy Statement") to be mailed to Company's stockholders in connection with the meeting (the "Stockholders' Meeting") to be called to consider the Merger, and (c) any other documents to be filed with the SEC in connection with the transactions contemplated hereby (including the Registration Statement on Form 10 or, if applicable, Form S-1 to be filed in connection with the Spin-off) will, at the respective times such documents are filed and at the time such documents become effective or at the time any amendment or supplement thereto becomes effective contain any untrue statement of a material fact, or omit to state any material fact required or necessary in order to make the statements therein not misleading; and, in the case of the Registration Statement, when it becomes effective or at the time any amendment or supplement thereto become effective, cause the Registration Statement or such supplement or amendment to contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or, in the case of the Proxy Statement, when first mailed to the stockholders of Company, or in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, cause the Proxy Statement or any amendment thereof or supplement thereto to contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Company is responsible for filing with the SEC and any other regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law and any applicable rules or regulations thereunder, except that no representation is made by Company with respect to statements made therein based on information supplied by Merger Partner or with respect to information concerning Merger Partner or Sub which is incorporated by reference in the Registration Statement or the Proxy Statement.

         4.13    Employee Benefit Plans.

                 (a) Schedule 4.13 contains a list of each material plan, program, arrangement, practice or contract which is maintained by Company or any Company Subsidiary or to which Company or any Company Subsidiary is obligated to make contributions and which provides benefits or compensation to or on behalf of employees, including but not limited to executive arrangements (for example, any bonus, incentive compensation, stock option, deferred compensation, commission, severance, golden parachute or other executive compensation plans, programs, contracts or arrangements) and "employee benefit plans" as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans, programs, arrangements, practices or contracts are referred to herein as "Company Employee Plans." Company has made available to Merger Partner the plan documents or other writing constituting each Company Employee Plan and, if applicable, the trust, insurance contract or other funding arrangement, the ERISA summary plan description and the most recent Forms 5500 and annual reports for each such plan. Company has identified those Company Employee Plans which Company intends to satisfy the requirements of Section 401 of the Code and has made available to Merger Partner accurate copies of the most recent favorable determination letters for such plans.

                 (b) With respect to each Company Employee Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code:
(i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) no reportable event within the meaning of Section 4043(c) of ERISA with respect to which the 30-day notice period has not been waived has occurred before the date of this Agreement, nor will any such event occur after the date of this Agreement except by reason of the Spin-off; and (iii) all premiums required to be paid to the Pension Benefit Guaranty Corporation have been timely paid in full. There does not now exist, nor do any circumstances exist that could result in, any Company Controlled Group Liability (as defined below) that would be a liability of Company or any Company Subsidiary following the Effective Time. "Company Controlled Group Liability" means any and all liabilities under
(i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code and (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the Company Employee Plans.

                 (c) Neither Company nor any Company Subsidiary is, or has been, a participant in a multi-employer plan (within the meaning of ERISA
Section 3(37)). Except as set forth in Schedule 4.13, neither Company nor any Company Subsidiary maintains or has at any time maintained a Company Employee Plan which is subject to Title IV of ERISA. Except as set forth in Schedule 4.13, neither Company nor any Company Subsidiary is obligated to provide post employment or retirement medical benefits or any other unfunded welfare benefits to or on behalf of any person who is no longer an employee of Company or any Company Subsidiary, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

                 (d) Except as set forth in Schedule 4.13, (i) each Company Employee Plan has at all times been maintained, by its terms and in operation, in accordance with all applicable laws, and

(ii) each of those Company Employee Plans which are intended to be qualified under Section 401 of the Code has at all times been maintained, by its terms and in operation, in accordance with Section 401 of the Code, in each case except where a failure to be so maintained would not have a Material Adverse Effect on Company. Except as set forth in Schedule 4.13, as of December 31, 1995, neither Company nor any of the Company Subsidiaries had any liability under any Company Employee Plan that was not reflected in the Company audited consolidated balance sheet at December 31, 1995 or disclosed in the notes thereto, other than liabilities which individually or in the aggregate would not have a Material Adverse Effect on Company.

                 (e) Except as set forth in Schedule 4.13, to the Knowledge of Company, no prohibited transaction has occurred with respect to any Company Employee Plan maintained by Company or any of the Company Subsidiaries that would result, directly or indirectly, in the imposition of an excise tax or other liability under the Code or ERISA, except for such a tax or other liability that would not have a Material Adverse Effect on Company.

                 (f) Except as set forth in Schedule 4.13, all contributions or premium payments with respect to the Company Employee Plans due for any period ending on or before the Effective Time have been or will be timely paid by Company. Except as set forth in Schedule 4.13, the execution of or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under the Company Employee Plans which would have a Material Adverse Effect on Company.

                 (g) Neither Spinco nor any entity owned or controlled by Spinco is, or has been, a participant in a multi-employer plan (within the meaning of ERISA Section 3(37)) or has maintained or contributed to a plan that is subject to Title IV of ERISA.

         4.14 Collective Bargaining; Labor Disputes; Compliance. The only collective bargaining agreements to which Company or any of the Company Subsidiaries is a party are set forth in Schedule 4.14 (the "Company Collective Bargaining Agreements"). Except as set forth in Schedule 4.14, to the Knowledge of Company, the employees of Company and the Company Subsidiaries are not represented by any unions other than the unions which are parties to the Company Collective Bargaining Agreements. Except as set forth in Schedule 4.14, neither Company nor any of the Company Subsidiaries is currently, nor has been during the past three years, the subject of any certification or decertification organization drive. Neither Company nor any of the Company Subsidiaries is currently, nor has been during the past three years, the subject of any strike relating to Company or any of the Company Subsidiaries nor, to the Knowledge of Company, is any such activity threatened. Each of Company and each Company Subsidiary has complied with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining and all applicable occupational safety and health acts, laws and regulations except, in each case, where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on Company. Each of Company and the Company Subsidiaries has complied with the terms of each collective bargaining agreement to which it is a party or is bound, except where the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect on Company.

         4.15 Brokers and Finders. Neither Company nor any of the Company Subsidiaries, nor any of their respective officers, directors or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Company or any of the Company Subsidiaries, in connection with this Agreement or any of the transactions contemplated hereby, except that Company has retained Goldman, Sachs & Co. ("Goldman Sachs") as its financial advisor, whose fees and expenses will be paid by Company.

         4.16    No Violation of Law.

                 (a) The business and operations of the Company Insurance Subsidiaries have been conducted in compliance with all applicable statutes and regulations regulating the business of insurance and all applicable orders and directives of insurance regulatory authorities and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (collectively, "Insurance Laws"), except where the failure to so conduct such business and operations would not individually or in the aggregate have a Material Adverse Effect on Company. Notwithstanding the generality of the foregoing, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect on Company and except as set forth in Schedule 4.16, each Company Insurance Subsidiary and its agents have marketed, sold and issued insurance products in compliance, in all material respects, with all statutes, laws, ordinances, rules, orders and regulations applicable to the business of such Company Insurance Subsidiary and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (i) all applicable prohibitions against "redlining," (ii) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance and
(iii) all applicable requirements relating to insurance product projections.
In addition, except as set forth in Schedule 4.16, (i) there is no pending or, to the Knowledge of Company, threatened charge by any insurance regulatory authority that any of the Company Insurance Subsidiaries has violated, nor any pending or, to the Knowledge of Company, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations would have individually or in the aggregate a Material Adverse Effect on Company; (ii) none of the Company Insurance Subsidiaries is subject to any order or decree of any insurance regulatory authority relating specifically to such Company Insurance Subsidiary (as opposed to insurance companies generally) which would have individually or in the aggregate a Material Adverse Effect on Company; and (iii) the Company Insurance Subsidiaries have filed all reports required to be filed with any insurance regulatory authority on or before the date hereof as to which the failure to file such reports would have individually or in the aggregate a Material Adverse Effect on Company.

                 (b) In addition to Insurance Laws, the business and operations of Company and the Company Subsidiaries have been conducted in compliance with all other applicable laws, ordinances, regulations and orders of all governmental entities and other regulatory bodies (including, without limitation, laws, ordinances, regulations and orders relating to zoning, environmental matters and the safety and health of employees), except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Company. Except as set forth in Schedule 4.16, in addition to Insurance Laws, (i) neither Company nor any Company Subsidiary has been charged with or, to the Knowledge of Company, is now under investigation with respect to, a violation of any applicable law, regulation, ordinance, order or other requirement of a governmental entity or other regulatory body, which violations or penalties would have, individually or in the aggregate, a Material Adverse Effect on Company, (ii) neither Company nor any Company Subsidiary is a party to or bound by any order, judgment, decree or award of a governmental entity or other regulatory body which has or will have, individually or in the aggregate, a Material Adverse Effect on Company; and
(iii) Company and the Company Subsidiaries have filed all reports required to be filed with any governmental entity or other regulatory body on or before the date hereof as to which the failure to file such reports would result, individually or in the aggregate, in a Material Adverse Effect on Company. Company and the Company Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of Company and the Company Subsidiaries, except for permits, certificates, licenses, approvals and other authorizations the failure of which to have would not, individually or in the aggregate, have a Material Adverse Effect on Company and except for such permits, certificates, licenses, approvals and other authorizations required to be obtained in connection with the consummation of the transactions contemplated hereby.

         4.17 Indebtedness for Borrowed Money. Company has made available to Merger Partner the instruments or other documents relating to all indebtedness of Company or any Company Subsidiary for borrowed money the principal balance of which is $10 million or more, whether such indebtedness is direct or indirect, primary or secondary, by guarantee or otherwise.

         4.18 Fairness Opinion. The Board of Directors of Company has received an opinion dated December 28, 1996 from Goldman Sachs to the effect that as of such date the consideration to be received by the stockholders of Company pursuant to the Spin-off and the Merger, taken together, is fair to such stockholders.

         4.19 Real Estate Operations. Except as otherwise would not have a Material Adverse Effect on Company:

                 (a) Schedules A, B, BA and D of the statutory statements of the Company Insurance Subsidiaries for the year ended December 31, 1995 contain true and complete disclosures of all "Real Estate Owned" (Schedule A Assets), "Mortgage Loans" (Schedule B Assets), "Partnership Interests" in partnerships owning real estate (Schedule BA Assets) and "Credit Tenant Loans and Industrial Revenue Bonds with Publicly Traded Borrowers" (Schedule D) owned by the Company Insurance Subsidiaries as of December 31, 1995. All Real Estate Owned, Mortgage Loans and Partnership Interests owned by Company or any Company Subsidiaries are collectively hereinafter referred to as "Real Estate Assets." All information concerning the Real Estate Assets in the statutory statements of the Company Insurance Subsidiaries for the year ended December 31, 1995 is true and complete in all material respects in the opinion of Company; all values expressed in such statements fairly represent Company's opinion of the value of the Real Estate Owned and Partnership Interests; and reserves taken in respect of impairment to value of the Mortgage Loans are in the opinion of Company adequate to fairly represent such impairment.

                 (b) All Real Estate Assets comply with all regulations of the applicable authorities of the domiciliary jurisdiction of the Company Insurance Subsidiary owning such assets to qualify as "admitted assets" pursuant to the laws and regulations of such domicile.

                 (c) To the Knowledge of Company without inspection or inquiry other than the most recent property inspection report, each Real Estate Owned asset and all activities upon, or use or occupancy of, such assets are in material compliance with all applicable laws, including Environmental Laws (as defined below). For each Real Estate Owned asset and commercial mortgage loan originated since 1989, Company has obtained an environmental report covering the environmental condition of the asset. As used in this Agreement, the term "Environmental Laws" shall mean all state, federal and local laws and all rules and regulations promulgated thereunder governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, release, discharge or disposal of any contaminant, pollutant or hazardous or toxic substance, material or waste, or other environmentally regulated material including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Table (49 CRF 172.101) or by the Environmental Protection Agency as a hazardous substance, material or waste or which is or becomes regulated under any applicable local, state or federal law and all rules and regulations promulgated thereunder, including, without limitation, any of the following materials, wastes or substances: (i) petroleum and petroleum products, (ii) asbestos in any form, (iii) polychlorinated biphenyls, (iv) urea formaldehyde,
(v) atmospheric radon at levels over four (4) picocuries per cubic liter, (vi) those designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317),
(vii) those defined as a "hazardous substance" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (viii) those defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C.
Section 9601). Neither Company nor any Company Subsidiary has participated in the management of any of the partnership properties or of the borrowers under the Mortgage Loans or has participated in the management or operation of the real property encumbered by any of the Mortgage Loans or any of the improvements located on said real property. As used in this Section 4.19(c) "participated in the management" shall have the meaning ascribed to such phrase in the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 and "operation" shall have the meaning ascribed in 42 U.S.C. 6901 et. seq.

                 (d) Based solely on opinions from partnership counsel obtained upon the acquisition of such partnership interests, all Schedule BA assets are valid limited partnership interests in partnerships which are legally formed.

                 (e) Company or a Company Subsidiary is owner of a fee simple interest in all Real Estate Owned assets and such assets are free and clear of prior monetary liens and encumbrances, except for Company Permitted Liens and Encumbrances (as defined in Section 4.24), and except as disclosed in the statutory statements.

                 (f) Company or a Company Subsidiary is the sole named insured on a policy of title insurance with respect to each of the Real Estate Assets (other than Partnership Interests), and each of said title insurance policies insures Company as the holder of a first priority mortgage in regard to Mortgage Loans and as the fee simple owner in regard to Real Estate Owned.

                 (g) Company or the Company Subsidiary owning each Mortgage Loan asset (hereinafter sometimes referred to as "Lender") has possession of the original promissory note or notes creating such Mortgage Loan debt and all other documents creating, evidencing or modifying the Mortgage Loan or its terms and conditions. The lien associated with each Mortgage Loan constitutes a first priority lien against the property purported to be encumbered, subject to certain exceptions.

                 (h) To the Knowledge of Company, none of the Mortgage Loans is cross-defaulted or cross-collateralized with a loan owned by Spinco.

         4.20 DGCL Section 203. Assuming the accuracy of Merger Partner's representations and warranties contained in Section 5.19, prior to the date hereof Company has taken all appropriate actions so that the restrictions on business combinations contained in DGCL Section 203 will not apply with respect to or as a result of this Agreement, the Distribution Agreement, the Merger or the Spin-off.

         4.21 Spin-off; Merger. Neither Company nor any Company Subsidiary has taken any action or failed to take any action which action or failure to take action would jeopardize the Spin-off as a tax-free distribution within the meaning of Section 355 of the Code or the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         4.22 Voting Requirements. The affirmative vote of the holders of a majority of the shares of Company Common Stock with respect to this Agreement and the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

         4.23    Business Operating Condition.  Except as listed in Schedule
4.23 and except as otherwise would not have a Material Adverse Effect on Company, all furniture, fixtures, machinery and equipment necessary to conduct the businesses and operations of Company and the Company Insurance Subsidiaries in substantially the same manner as such businesses and operations are carried on currently by Company and the Company Insurance Subsidiaries are in the possession of Company and in good working order and condition for the purposes for which they are currently used.

         4.24    Assets.

                 (a) Except as set forth in Schedule 4.24 or as otherwise would not have a Material Adverse Effect on Company and except for Company Permitted Liens and Encumbrances (as defined below), Company and/or the Company Subsidiaries have good and valid title to all personal property (including, without limitation, Company Investment Assets (as defined below)) that was carried as an asset on the Spin-off Adjusted Financial Statements or acquired in the ordinary course of business since September 30, 1996, other than with respect to those assets which have been disposed of in the ordinary course of business or redeemed in accordance with their terms since such date or with respect to statutory deposits which are subject to certain restrictions on transfer. As used in this Agreement, "Company Permitted Liens and Encumbrances" means, as to any assets or property, any (i) liens or encumbrances securing taxes, assessments or other governmental charges which are not yet due or which are being diligently contested in good faith by appropriate proceedings if adequate reserves have been established in accordance with generally accepted accounting principles or the statutory accounting principles and practices prescribed or permitted by the insurance department of the state of domicile of a Company Insurance Subsidiary, as appropriate, or, in the case of Mortgage Loans, funds are held in escrow sufficient to discharge such liens or the borrower has posted a bond in the amount of such lien, (ii) liens or encumbrances imposed by law or incurred in the ordinary course of business with respect to the claims of materialmen, mechanics, carriers, warehousemen, landlords and other Persons (as defined below) which (A) are not yet due and payable and which do not materially detract from the value of such property or assets or materially impair the use thereof by Company and the Company Subsidiaries in the operation of their respective businesses, or (B) are being diligently contested in good faith and by proper proceedings if adequate reserves have been established with respect thereto in accordance with generally accepted accounting principles or the statutory accounting principles and practices prescribed or permitted by the insurance department of the state of domicile of a Company Insurance Subsidiary, as appropriate, and (iii) liens and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect on Company.
As used in this Agreement "Company Investment Assets" means bonds, stocks, mortgage loans or other investments that are carried on the books and records of Company and the Company Insurance Subsidiaries. As used in this Agreement, "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

                 (b) The annual statement of each Company Insurance Subsidiary for the year ended December 31, 1995 sets forth a list, which list is accurate and complete in all material respects, of all Company Investment Assets owned by such Company Insurance Subsidiary as of December 31, 1995, together with the cost basis book or amortized value, as the case may be, of such Company Investment Assets as of December 31, 1995.

         4.25 Computer Software. Company owns, or possesses valid license rights to, all computer software programs that are material to the conduct of the business of Company and the Company Insurance Subsidiaries taken as a whole. Except as listed in Schedule 4.25, there are no infringement suits, actions or proceedings pending or, to the Knowledge of Company, threatened against Company or any Company Insurance Subsidiary with respect to any software owned or licensed by Company or any Company Subsidiary, which, if determined adversely, would have, either individually or in the aggregate, a Material Adverse Effect on Company.

         4.26 Intellectual Property. Company owns, or possesses valid license rights to, all intellectual property that is material to the conduct of the business of Company and the Company Insurance Subsidiaries taken as a whole. Except as listed in Schedule 4.26, Company has not received any notice of any conflict with or violation or infringement of, any asserted rights of any other Person with respect to any such intellectual property owned or licensed by Company or any Company Insurance Subsidiary, which, if determined adversely, would have, either individually or in the aggregate, a Material Adverse Effect on Company.

         4.27 Permits, Licenses and Franchises. Schedule 4.27 lists (i) all jurisdictions in which each Company Insurance Subsidiary is licensed to transact the business of insurance and (ii) the lines of business which each Company Insurance Subsidiary is authorized to transact in each such jurisdiction. Except as listed in Schedule 4.27, to the Knowledge of Company, except as otherwise would not have a material adverse effect on the financial condition, business or results of operation of any Company Business Unit taken as a whole, neither Company nor any Company Insurance Subsidiary has engaged in any activity which would cause revocation or suspension of any license to transact the business of insurance and no action or proceeding looking to or contemplating the revocation or suspension of any license to transact the business of insurance is pending or threatened.

         4.28 Insurance Business. Except as listed in Schedule 4.28 and except as otherwise would not have a Material Adverse Effect on Company, all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance Subsidiaries (the "Company Insurance Contracts"), are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. Premium rates established by the Company Insurance Subsidiaries that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto, except where the failure to be so filed or approved, or to so conform or comply, would not, individually or in the aggregate, have a Material Adverse Effect on Company.

         4.29 Threats of Cancellation. Except as disclosed in Schedule 4.29 and except for terminations at maturity or in the ordinary course of business, since January 1, 1996 and through the date hereof, no individual policyholder (or individual party to a joinder agreement) which accounted for $5 million or more in premium income and policyholder deposits for the year ended December 31, 1995 has terminated or, to the Knowledge of Company, has given written notice of termination of, its relationship with any Company Insurance Subsidiary.

         4.30    Liabilities and Reserves.

                 (a) The reserves carried on the books of each Company Insurance Subsidiary for the year ended December 31, 1995 for future insurance policy benefits, losses, claims and similar purposes are in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such Company Insurance Subsidiary, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, and are fairly stated in all material respects in accordance with sound actuarial principles. Company has delivered to Merger Partner true, correct and complete copies of the actuarial valuation reports delivered to the insurance department of the domiciliary state of each Company Insurance Subsidiary for the years ended December 31, 1995 and 1994.

                 (b) Company has delivered to Merger Partner true, complete and correct copies of all analyses, reports and other data prepared or submitted by any Company Insurance Subsidiary to insurance regulatory authorities relating to risk based capital calculations for the years ended December 31, 1995 and 1994.

                 (c) Except for regular periodic assessments in the ordinary course of business or except as set forth in Schedule 4.30(c), no claim or assessment is pending nor, to the Knowledge of Company, threatened against any Company Insurance Subsidiary by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers which if determined adversely, would have, either individually or in the aggregate, a Material Adverse Effect on Company.

         4.31    Separate Accounts.

                 (a) Each separate account maintained by a Company Insurance Subsidiary is listed in Schedule 4.31 (collectively, the "Company Separate Accounts"). Except as otherwise would not, individually or in the aggregate, have a Material Adverse Effect on Company, each Company Separate Account is duly and validly established and maintained under the laws of its state of formation and is either excluded from the definition of an investment company pursuant to Section 3(c)(11) of the Investment Company Act of 1940 (the "1940 Act") or is duly registered as an investment company under the 1940 Act. Except as otherwise would not, individually or in the aggregate, have a Material Adverse Effect on Company, each such Company Separate Account, if registered, is operated in compliance with the 1940 Act, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for its operations as presently conducted. Except as otherwise would not, individually or in the aggregate, have a Material Adverse Effect on Company, the Company Insurance Contracts under which Company Separate Account assets are held are duly and validly issued and are either exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and any such registration statement is currently in effect to the extent necessary to allow the appropriate Company Insurance Subsidiary to receive contributions under such policies.

                 (b) Except as otherwise would not, individually or in the aggregate, have a Material Adverse Effect on Company, to the extent required, the assets of each Company Separate Account are adequately diversified within the meaning of Section 817(h) of the Code.

         4.32    Funds.

                 (a) Each of the mutual funds presently intended to be sponsored by a Company Insurance Subsidiary is listed on Schedule 4.32 (the "Funds"). Except as listed on Schedule 4.32 and except as otherwise would not have a Material Adverse Effect on Company, (i) each Fund will be duly registered with the SEC as an open-end management investment company under the 1940 Act, (ii) each Fund will be in material compliance with the 1940 Act and the SEC regulations promulgated thereunder, including the requirements to file semi-annual or annual reports on N-SAR with the SEC, (iii) all shares of the Funds will be duly registered under the Securities Act and any applicable state securities laws, and (iv) each of the Funds will be duly incorporated and in good standing under the laws of the state of its incorporation or will be a validly existing business trust under the laws of the jurisdiction in which it was formed.

                 (b) Except as otherwise would not have a Material Adverse Effect on Company, Providian Investment Advisors, Inc. (the "Manager") is duly registered under the Investment Advisers Act of 1940.

         4.33 Insurance. The insurance maintained by Company and the Company Subsidiaries insures against risks and liabilities to the extent and in the manner reasonably deemed appropriate and sufficient by Company or such Company Subsidiary, and the coverage provided thereunder will not be materially and adversely affected by the Merger. Schedule 4.33 sets forth a list of the insurance policies held by Company relating to directors' and officers' liability insurance.

         4.34 Solvency of Spinco. After giving effect to the Spin-off, Spinco will not be insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement or the Distribution Agreement.

         4.35 Investigation by Company. Company has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of Merger Partner and the Merger Partner Subsidiaries and acknowledges that Company has been provided access to the properties, premises and records of Merger Partner and the Merger Partner Subsidiaries for this purpose. In entering into this Agreement, Company has relied solely upon its own investigation and analysis and the representations and warranties contained herein, and Company:

                 (a) acknowledges that none of Merger Partner, the Merger Partner Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Company or their agents or representatives prior to the execution of this Agreement; and

                 (b) agrees, to the fullest extent permitted by law, that none of Merger Partner, the Merger Partner Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Company on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Company prior to the execution of this Agreement, except that the foregoing shall not apply (i) to the extent Merger Partner makes the specific representations and warranties set forth in Article 5 of this Agreement and in the Disclosure Schedules, but always subject to the limitations and restrictions contained in this Agreement and in such Disclosure Schedules, or (ii) to the extent Merger Partner, the Merger Partner Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives commits fraud with respect to the information that it provides or makes available to the Company.


                                   ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES OF
                             MERGER PARTNER AND SUB

         Each of Merger Partner and Sub hereby represents and warrants to Company as follows (the words "to the Knowledge of Merger Partner" or "to Merger Partner's Knowledge" and any words of similar import shall mean that any one of the persons listed in Exhibit C has actual knowledge of the matter):

         5.1 Organization, Good Standing and Power. Merger Partner is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Merger Partner is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Merger Partner (as defined below). Merger Partner has delivered to Company complete and correct copies of its articles or certificate of incorporation, bylaws or other organizational documents and all amendments thereto to the date hereof. As used in this Agreement, the phrase "Material Adverse Effect on Merger Partner" means a material adverse effect on (a) the financial condition, business or results of operations of Merger Partner and the Merger Partner Subsidiaries on a consolidated basis or (b) the ability of Merger Partner or Sub to consummate the transactions contemplated by this Agreement.

         5.2 Capitalization. The authorized capital stock of Merger Partner consists of 525,000,000 shares of Common Stock, par value of one Dutch Guilder per share, of which as of November 30, 1996, 265,176,630 shares were issued and outstanding, 350,000,000 shares of Preferred Stock, par value one Dutch Guilder per share ("Merger Partner Preferred Stock"), of which as of the date hereof 80,000,000 shares are issued and outstanding and 125,000,000 shares of Preferred Stock convertible into Merger Partner Common Stock, par value one Dutch Guilder per share, none of which is issued or outstanding. All outstanding shares of Merger Partner Common Stock are, and all shares which may be issued prior to the Effective Date pursuant to any outstanding stock options issued by Merger Partner will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All of the shares of Merger Partner Common Stock to be issued in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of November 30, there were no shares of capital stock or other equity securities of Merger Partner outstanding, and, except as set forth in Schedule 5.2, there are no outstanding options, warrants or rights to purchase or acquire from Merger Partner any capital stock of Merger Partner, there are no existing registration covenants with Merger Partner with respect to outstanding shares of Merger Partner Common Stock, and there are no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which Merger Partner is bound to issue any additional shares of its capital stock or other securities.

         5.3 Merger Partner Subsidiaries; Voting Trusts. Schedule 5.3 sets forth a correct and complete list of each corporation, association, subsidiary or other entity of which Merger Partner owns or controls, directly or indirectly, more than 20% of the outstanding equity securities and which is material to the operations of Merger Partner and its subsidiaries, taken as a whole (such entities are hereinafter referred to as "Merger Partner Entities"). Any Merger Partner Entity of which Merger Partner owns or controls, directly or indirectly, more than 50% of the outstanding equity securities is hereinafter referred to individually as a "Merger Partner Subsidiary" and such entities are referred to collectively as the "Merger Partner Subsidiaries." Except as disclosed in Schedule 5.3, Merger Partner owns, directly or indirectly, the securities of each Merger Partner Entity held by Merger Partner, free and clear of all liens, charges, pledges, security interests or other encumbrances. All of the capital stock of each Merger Partner Subsidiary has been duly authorized, and is validly issued, fully paid and nonassessable. Except as disclosed in Schedule 5.3, there are no outstanding options or rights to subscribe to, or any contracts or commitments to issue or sell any shares of the capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire, any shares of the capital stock of any Merger Partner Entity to which Merger Partner or any Merger Partner Subsidiary is a party. Except as disclosed in Schedule 5.3, there are no voting trusts or other agreements or understandings with respect to the voting of capital stock of Merger Partner or any Merger Partner Subsidiary to which Merger Partner or any Merger Partner Subsidiary is a party. Each Merger Partner Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect on Merger Partner. Each Merger Partner Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Merger Partner.

         5.4 Authority; Enforceability. Each of Merger Partner and Sub has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval of this Agreement by insurance regulatory authorities and banking regulatory authorities and subject to compliance with the provisions of the HSR Act. Subject to such approvals and compliance, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Merger Partner and Sub (including all necessary approvals on the part of Vereniging AEGON (the "Association")), and this Agreement has been duly executed and delivered by Merger Partner and Sub and constitutes the valid and binding obligation of each such party, enforceable against it in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) subject to general principles of equity.

         5.5     Non-Contravention; Consents.

                 (a) Except as set forth in Schedule 5.5, neither the execution, delivery and performance by Merger Partner or Sub of this Agreement, nor the consummation by Merger Partner or Sub of the transactions contemplated hereby, nor compliance by Merger Partner or Sub with any of the provisions hereof, will:

                 (i) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Merger Partner or Sub, under any of the terms, conditions or provisions of, (x) its respective organizational documents, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Merger Partner or any of the Merger Partner Subsidiaries is a party, or by which Merger Partner or any of the Merger Partner Subsidiaries may be bound, or to which Merger Partner or any of the Merger Partner Subsidiaries or the properties or assets of any of them may be subject, and that would, in any such event, specified in this clause
         (y) have, individually or in the aggregate, a Material Adverse Effect on Merger Partner; or

                 (ii) subject to compliance with the statutes and regulations referred to in Section 5.5, violate any valid and enforceable judgment, ruling, order, writ, injunction, decree, or any statute, rule or regulation applicable to Merger Partner or any of the Merger Partner Subsidiaries or any of their respective properties or assets where such violation would, individually or in the aggregate, have a Material Adverse Effect on Merger Partner.

                 (b) Except as set forth in Schedule 5.5 and other than notices, filings, authorizations, exemptions, consents or approvals, the failure of which to give or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Merger Partner, no notice to, filing with, authorization of, exemption by, or consent or approval of, any governmental authority or other regulatory body is necessary for the consummation by Merger Partner or Sub of the transactions contemplated by this Agreement.

         5.6     SEC Reports; Merger Partner Financial Statements.

                 (a) Since January 1, 1995, Merger Partner has timely filed all reports, registration statements, proxy statements or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act or the Exchange Act (collectively, the "Merger Partner Reports"). Merger Partner has heretofore made available to Company true copies of all the Merger Partner Reports, together with all exhibits thereto, that Company has requested. Included in such Merger Partner Reports are (i) audited consolidated balance sheets of Merger Partner and its subsidiaries at December 31, 1994 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, and the notes thereto and (ii) the unaudited balance sheets of Merger Partner and its subsidiaries at March 31, 1996, June 30, 1996 and September 30, 1996 and the related unaudited statements of income, stockholders' equity and cash flows for the periods then ended and the notes thereto, each consolidated to the extent indicated therein.

                 (b) All of the financial statements included in the Merger Partner Reports (which are collectively referred to herein as the "Merger Partner Consolidated Financial Statements") fairly presented in all material respects the consolidated financial position of Merger Partner and its subsidiaries as at the dates mentioned and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods then ended in conformity with Dutch accounting principles with a reconciliation on an annual basis to United States generally accepted accounting principles applied on a consistent basis (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or in the case of the unaudited statements, as may be permitted by Form 6-K of the SEC and subject, in the case of unaudited statements, to normal, recurring audit adjustments). As of their respective dates, the Merger Partner Reports complied in all material respects with all applicable rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the Merger Partner Reports, neither Merger Partner nor any Merger Partner Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by Dutch accounting principles to be set forth on a consolidated balance sheet of Merger Partner and its consolidated subsidiaries or in the notes thereto, other than liabilities or obligations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Merger Partner.

         5.7 Statutory Statements. Merger Partner has previously furnished to Company the annual statements (or equivalent statements) of each Merger Partner Insurance Subsidiary (as defined below) that is engaged in the business of insurance in the United States, the United Kingdom and The Netherlands for the years ended December 31, 1994 and December 31, 1995, which have been filed with the insurance regulatory authority of the jurisdiction of organization of such Merger Partner Insurance Subsidiary, and statutory statements, where required, for each such Merger Partner Insurance Subsidiary for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, and Merger Partner shall promptly furnish to Company all statutory statements for any calendar years or quarters ending thereafter but prior to the Effective Time. As used herein, the term "Merger Partner Insurance Subsidiary" means each Merger Partner Subsidiary that is engaged in the business of insurance. Except as set forth in Schedule 5.7, such statutory statements (or equivalent statements) present or will present fairly in all material respects the admitted assets, liabilities and surplus of each Merger Partner Insurance Subsidiary at the end of each of the periods then ended, and the results of its operations and changes in its surplus for each of the periods then ended in conformity with accounting practices prescribed or permitted by the insurance regulatory authority of the jurisdiction of organization of such Merger Partner Insurance Subsidiary, applied on a consistent basis as and to the extent described in such statutory statements (or equivalent statements).

         5.8     Absence of Certain Changes or Events.  Except as disclosed in
Schedule 5.8 and the Merger Partner Reports and except for the transactions contemplated by this Agreement or the Distribution Agreement, since December 31, 1995, Merger Partner and the Merger Partner Subsidiaries have conducted their business in all material respects only in the ordinary course, and there has not been (i) any change in the business, financial condition or results of operations of Merger Partner and the Merger Partner Subsidiaries which has had a Material Adverse Effect on Merger Partner, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Merger Partner's outstanding capital stock, except regular cash and stock dividends with respect to its capital stock, or
(iii) any split, combination or reclassification of any of Merger Partner's outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Merger Partner's outstanding capital stock. Notwithstanding the foregoing, the representation contained in this Section 5.8 shall not apply to any change or development, or combination of changes or developments, to the extent such changes and developments are the result of adverse changes in general economic conditions, stock market fluctuations or conditions or adverse changes in or affecting the insurance industry generally.

         5.9     Taxes and Tax Returns.  Except as disclosed in Schedule 5.9:

                 (a) Merger Partner and the Merger Partner Subsidiaries have (i) duly filed (or there has been filed on their behalf) with appropriate governmental authorities all tax returns required to be filed by them, on or prior to the date thereof, except to the extent that any failure to file would not, individually or in the aggregate, have a Material Adverse Effect on Merger Partner, and (ii) duly paid in full or made provisions in accordance with Dutch generally accepted accounting principles (or there has been paid or provision has been made on their behalf) for the payment of all material taxes for all periods ending through the date hereof, except to the extent that any failure to pay or make provision for the payment of such taxes would not, individually or in the aggregate, have a Material Adverse Effect on Merger Partner;

                 (b) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or tax returns of Merger Partner or the Merger Partner Subsidiaries wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would have a Material Adverse Effect on Merger Partner;

                 (c) the United States federal income tax returns of each Merger Partner Subsidiary have been examined by the IRS (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods through and including December 31, 1987. No deficiencies have been asserted as a result of such examinations (or as a result of examinations by any non-United States taxing authorities) that have not been resolved and fully paid which would have, individually or in the aggregate, a Material Adverse Effect on Merger Partner. Neither Merger Partner nor any Merger Partner Subsidiary has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of such Merger Partner Subsidiary; and

                 (d) all annuity contracts and life insurance policies issued by a Merger Partner Insurance Subsidiary in the United States meet all definitional or other requirements for qualification under the Code applicable (or intended to be applicable) to such annuity contracts or life insurance policies, including, without limitation, the following: (A) any life insurance policies that meet the requirements of Sections 101(f) or 7702 of the Code, as applicable; (B) any annuity contracts that are intended to qualify as "annuity contracts" (excluding contracts that are described in Section 72(s) of the Code) meet the requirements of Section 72(s) of the Code; (C) any annuity contracts that are intended to qualify under Sections 130, 403(a), 403(b) or 408(b) of the Code contain all provisions required for qualification under such sections of the Code; and (D) any annuity contracts that are marketed as, or in connection with, plans that are intended to qualify under Sections 401, 403, 408 or 457 of the Code comply with the requirements of such sections; except in the case of any of the foregoing to the extent that any failure to so meet such requirements has not and would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the United States operations of Merger Partner.

         5.10 Litigation. Except as disclosed in Schedule 5.10 or in the Merger Partner Reports, neither Merger Partner nor any Merger Partner Subsidiary is a party to any pending or, to the Knowledge of Merger Partner, threatened, claim, action, suit, investigation or proceeding which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Merger Partner. Except as disclosed in Schedule 5.10, at the date of this Agreement, neither Merger Partner nor any Merger Partner Insurance Subsidiary has received actual notice of any proceeding, claim or investigation pending or threatened against Merger Partner or any Merger Partner Insurance Subsidiary before any insurance department or agency which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Merger Partner. Except as disclosed in
Schedule 5.10, at the date of this Agreement there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other decision against Merger Partner or any Merger Partner Subsidiary which, either individually or in the aggregate, has had or would have a Material Adverse Effect on Merger Partner.

         5.11 Contracts and Commitments. Except as set forth in Schedule 5.11, neither Merger Partner nor any Merger Partner Subsidiary has received notice from any person alleging that Merger Partner or any Merger Partner Subsidiary is in default under any contracts, agreements, leases, commitments, assignments in other interests which are material to Merger Partner and the Merger

Partner Subsidiaries as a whole as to which it is reasonably foreseeable that an adverse determination would result, individually or in the aggregate, in a Material Adverse Effect on Merger Partner.

         5.12 Registration Statement, Etc. None of the information supplied or to be supplied by Merger Partner for inclusion or incorporation by reference in (a) the Registration Statement, (b) the Proxy Statement and (c) any other documents to be filed with the SEC in connection with the transactions contemplated hereby (including the Registration Statement on Form 10 or, if applicable, Form S-1, to be filed in connection with the Spin-off) will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, cause the Registration Statement to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement, when first mailed to the stockholders of Company, or in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, cause the Proxy Statement or any amendment thereof or supplement thereto to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Merger Partner is responsible for filing with the SEC and any other regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law, except that no representation is made by Merger Partner with respect to statements made therein based on information supplied by Company or with respect to information concerning Company or Sub which is incorporated by reference in the Registration Statement or the Proxy Statement.

         5.13    Employee Benefit Plans.

                 (a) Schedule 5.13 contains a list of each material plan, program, arrangement, practice or contract which is maintained by Merger Partner or any Merger Partner Subsidiary or to which Merger Partner or any Merger Partner Subsidiary is obligated to make contributions and which provides benefits or compensation to or on behalf of persons employed in the United States, including but not limited to executive arrangements (for example, any bonus, incentive compensation, stock option, deferred compensation, commission, severance, golden parachute or other executive compensation plans, programs, contracts or arrangements) and "employee benefit plans" as defined in Section 3(1) of ERISA. All such plans, programs, arrangements, practices or contracts are referred to herein as "Merger Partner Employee Plans." Merger Partner has made available to Company the plan documents or other writing constituting each Merger Partner Employee Plan and, if applicable, the trust, insurance contract or other funding arrangement, the ERISA summary plan description and the most recent Forms 5500 and annual reports for each such plan. Merger Partner has identified those Merger Partner Employee Plans which Merger Partner intends to satisfy the requirements of Section 401 of the Code and has made available to Company accurate copies of the most recent favorable determination letters for such plans.

                 (b) With respect to each Merger Partner Employee Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of

ERISA, whether or not waived; (ii) no reportable event within the meaning of
Section 4043(c) of ERISA with respect to which the 30-day notice period has not been waived has occurred; and (iii) all premiums required to be paid to the Pension Benefit Guaranty Corporation have been timely paid in full. There does not now exist, nor do any circumstances exist that could result in, any Merger Partner Controlled Group Liability (as defined below) that would be a liability of Merger Partner or any Merger Partner Subsidiary following the Effective Time. "Merger Partner Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code and (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, other than such liabilities that arise solely out of, or relate to, the Merger Partner Employee Plans.

                 (c) Neither Merger Partner nor any Merger Partner Subsidiary is, or has been, a participant in a multi-employer plan (within the meaning of ERISA Section 3(37)). Except as set forth in Schedule 5.13, neither Merger Partner nor any Merger Partner Subsidiary maintains or has at any time maintained a Merger Partner Employee Plan which is subject to Title IV of ERISA. Except as set forth in Schedule 5.13, neither Merger Partner nor any Merger Partner Subsidiary is obligated to provide post employment or retirement medical benefits or any other unfunded welfare benefits to or on behalf of any person who is no longer an employee of Merger Partner or any Merger Partner Subsidiary, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

                 (d) Except as set forth in Schedule 5.13, (i) each Merger Partner Employee Plan has at all times been maintained, by its terms and in operation, in accordance with all applicable laws, and (ii) each of those Merger Partner Employee Plans which are intended to be qualified under Section 401 of the Code has at all times been maintained, by its terms and in operation, in accordance with Section 401 of the Code, except where a failure to be so maintained would not have a Material Adverse Effect on Merger Partner. Except as set forth in Schedule 5.13, as of December 31, 1995, neither Merger Partner nor any of the Merger Partner Subsidiaries had any liability under any Merger Partner Employee Plan that was not reflected in the Merger Partner audited consolidated balance sheet at December 31, 1995 or disclosed in the notes thereto, other than liabilities which individually or in the aggregate would not have a Material Adverse Effect on Merger Partner.

                 (e) Except as set forth in Schedule 5.13, to the Knowledge of Merger Partner, no prohibited transaction has occurred with respect to any Merger Partner Employee Plan maintained by Merger Partner or any of the Merger Partner Subsidiaries that would result, directly or indirectly, in the imposition of an excise tax or other liability under the Code or ERISA, except for such a tax or other liability that would not have a Material Adverse Effect on Merger Partner.

                 (f) Except as set forth in Schedule 5.13, all contributions or premium payments with respect to the Merger Partner Employee Plans due for any period ending on or before the Effective Time have been or will be timely paid by Merger Partner. Except as set forth in Schedule 5.13, the execution of or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under the Merger Partner Employee Plans which would have a Material Adverse Effect on Merger Partner.

         5.14 Collective Bargaining; Labor Disputes; Compliance. The only collective bargaining agreements to which Merger Partner or any of the Merger Partner Subsidiaries is a party with respect to persons employed in the United States are set forth in Schedule 5.14 (the "Merger Partner Collective Bargaining Agreements"). Except as set forth in Schedule 5.14, to the Knowledge of Merger Partner, the employees of Merger Partner and the Merger Partner Subsidiaries employed in the United States are not represented by any unions other than the unions which are parties to the Merger Partner Collective Bargaining Agreements. Except as set forth in Schedule 5.14, neither Merger Partner nor any of the Merger Partner Subsidiaries is currently, nor has been during the past three years, the subject of any certification or decertification organization drive with respect to persons employed in the United States. Neither Merger Partner nor any of the Merger Partner Subsidiaries is currently, nor has been during the past three years, the subject of any strike by persons employed in the United States relating to the Merger Partner or any of the Merger Partner Subsidiaries nor, to the Knowledge of Merger Partner, is any such activity threatened. Merger Partner and each Merger Partner Subsidiary have complied in all material respects with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining and all applicable occupational safety and health acts, laws and regulations except, in each case, where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect on Merger Partner.

         5.15 Brokers and Finders. Neither Merger Partner nor any of the Merger Partner Subsidiaries, nor any of their respective officers, directors or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Merger Partner or any of the Merger Partner Subsidiaries, in connection with this Agreement or any of the transactions contemplated hereby, except that Merger Partner has retained UBS Securities LLP as its financial advisor, whose fees and expenses will be paid by Merger Partner.

         5.16    No Violation of Law.

                 (a) The business and operations of the Merger Partner Insurance Subsidiaries have been conducted in compliance with all applicable Insurance Laws, except where the failure to so conduct such business and operations would not individually or in the aggregate have a Material Adverse Effect on Merger Partner. Notwithstanding the generality of the foregoing, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect on Merger Partner and except as set forth in Schedule 5.16, each Merger Partner Insurance Subsidiary and its agents have marketed, sold and issued insurance products in compliance, in all material respects, with all statutes, laws, ordinances, rules, orders and regulations applicable to the business of such Merger Partner Insurance Subsidiary and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (i) all applicable prohibitions against "redlining," (ii) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance and (iii) all applicable requirements relating to insurance product projections. In addition, except as set forth in Schedule 5.16, (i) there is no pending or, to the Knowledge of

Merger Partner, threatened charge by any insurance regulatory authority that any of the Merger Partner Insurance Subsidiaries has violated, nor any pending or, to the Knowledge of Merger Partner, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations would have individually or in the aggregate a Material Adverse Effect on Merger Partner; (ii) none of the Merger Partner Insurance Subsidiaries is subject to any order or decree of any insurance regulatory authority relating specifically to such Merger Partner Insurance Subsidiary (as opposed to insurance companies generally) which would have individually or in the aggregate a Material Adverse Effect on Merger Partner; and (iii) the Merger Partner Insurance Subsidiaries have filed all reports required to be filed with any insurance regulatory authority on or before the date hereof as to which the failure to file such reports would have individually or in the aggregate a Material Adverse Effect on Merger Partner.

                 (b) In addition to Insurance Laws, the business and operations of Merger Partner and the Merger Partner Subsidiaries have been conducted in compliance with all other applicable laws, ordinances, regulations and orders of all governmental entities and other regulatory bodies (including, without limitation, laws, ordinances, regulations and orders relating to zoning, environmental matters and the safety and health of employees), except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Merger Partner. Except as set forth in Schedule 5.16, in addition to Insurance Laws, (i) neither Merger Partner nor any Merger Partner Subsidiary has been charged with or, to the Knowledge of Merger Partner, is now under investigation with respect to, a violation of any applicable law, regulation, ordinance, order or other requirement of a governmental entity or other regulatory body, which violations or penalties would have, individually or in the aggregate, a Material Adverse Effect on Merger Partner, (ii) neither Merger Partner nor any Merger Partner Subsidiary is a party to or bound by any order, judgment, decree or award of a governmental entity or other regulatory body which has or will have, individually or in the aggregate, a Material Adverse Effect on Merger Partner; and (iii) Merger Partner and the Merger Partner Subsidiaries have filed all reports required to be filed with any governmental entity or other regulatory body on or before the date hereof as to which the failure to file such reports would result, individually or in the aggregate, in a Material Adverse Effect on Merger Partner. Merger Partner and the Merger Partner Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of Merger Partner and the Merger Partner Subsidiaries, except for permits, certificates, licenses, approvals and other authorizations the failure of which to have would not have, individually or in the aggregate, a Material Adverse Effect on Merger Partner and except for such permits, certificates, licenses, approvals and other authorizations required to be obtained in connection with the consummation of the transactions contemplated hereby.

         5.17 Indebtedness for Borrowed Money. Merger Partner has made available to Company the instruments or other documents relating to all indebtedness of Merger Partner or any Merger Partner Subsidiary for borrowed money the principal balance of which is $250 million or more, whether such indebtedness is direct or indirect, primary or secondary, by guarantee or otherwise.

         5.18 Environmental Liabilities. To the Knowledge of Merger Partner, except as disclosed in Schedule 5.18, as of the date hereof, neither Merger Partner nor any Merger Partner Subsidiary has any liability or obligation of any kind arising out of any law or regulation relating to environmental protection, including obligations relating to removal, remediation, clean up or improvement of any property owned by Merger Partner or any Merger Partner Subsidiaries, which individually or in the aggregate would have a Material Adverse Effect on Merger Partner.

         5.19 Merger Partner Ownership of Company Common Stock. Merger Partner does not "own" and has not within the past three years "owned" (as such terms are defined in Section 203 of the DGCL), and does not "beneficially own" (as such term is defined in the Company Rights Agreement) three percent (3%) or more of the outstanding shares of Company Common Stock. Merger Partner agrees to vote or cause to be voted any shares of Company Common Stock owned by it or the Merger Partner Subsidiaries in favor of the Spin-off and the Merger.

         5.20 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         5.21 Spin-off; Merger. Neither Merger Partner nor any Merger Partner Subsidiary has taken any action or failed to take any action which action or failure to take action would jeopardize the Spin-off as a tax-free distribution within the meaning of Section 355 of the Code or the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         5.22 Business Operating Condition. Except as otherwise would not have a Material Adverse Effect on Merger Partner, all furniture, fixtures, machinery and equipment necessary to conduct the businesses and operations of Merger Partner and the Merger Partner Insurance Subsidiaries in substantially the same manner as such businesses and operations are carried on currently by Merger Partner and the Merger Partner Insurance Subsidiaries are in the possession of Merger Partner and in good working order and condition for the purposes for which they are currently used.

         5.23 Assets. Except as otherwise would not have a Material Adverse Effect on Merger Partner and except for Merger Partner Permitted Liens and Encumbrances (as defined below), Merger Partner and/or the Merger Partner Subsidiaries have good and valid title to all personal property (including, without limitation, Merger Partner Investment Assets (as defined below)) that was carried as an asset on the Merger Partner Consolidated Financial Statements or acquired in the ordinary course of business since September 30, 1996, other than with respect to those assets which have been disposed of in the ordinary course of business or redeemed in accordance with their terms since such date or with respect to statutory deposits which are subject to certain restrictions on transfer. As used in this Agreement, "Merger Partner Permitted Liens and Encumbrances" means, as to any assets or property, any (i) liens or encumbrances securing taxes, assessments or other governmental charges which are not yet due or which are being diligently contested in good faith by appropriate proceedings if adequate reserves have been established in accordance with generally accepted accounting principles or the statutory accounting principles and practices prescribed or permitted by the insurance department of the state of domicile of a Merger Partner Insurance Subsidiary, as appropriate, or, in the case of mortgage loans, funds are held in escrow sufficient to discharge such liens or the borrower has posted a bond in the amount of such lien, (ii) liens or encumbrances imposed by law or incurred in the ordinary course of business with respect to the claims of materialmen, mechanics, carriers, warehousemen, landlords and other Persons which (A) are not yet due and payable and which do not materially detract from the value of such property or assets or materially impair the use thereof by Merger Partner and the Merger Partner Subsidiaries in the operation of their respective businesses, or (B) are being diligently contested in good faith and by proper proceedings if adequate reserves have been established with respect thereto in accordance with generally accepted accounting principles or the statutory accounting principles and practices prescribed or permitted by the insurance department of the state of domicile of a Merger Partner Insurance Subsidiary, as appropriate, and (iii) liens and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect on Merger Partner. As used in this Agreement "Merger Partner Investment Assets" means bonds, stocks, mortgage loans or other investments that are carried on the books and records of Merger Partner and the Merger Partner Insurance Subsidiaries.

         5.24 Computer Software. Merger Partner owns, or possesses valid license rights to, all computer software programs which are material to the conduct of the business of Merger Partner and the Merger Partner Insurance Subsidiaries taken as a whole. There are no infringement suits, actions or proceedings pending or, to the Knowledge of Merger Partner, threatened against Merger Partner or any Merger Partner Insurance Subsidiary with respect to any software owned or licensed by Merger Partner or any Merger Partner Subsidiary, which, if determined adversely, would have, either individually or in the aggregate, a Material Adverse Effect on Merger Partner.

         5.25 Intellectual Property. Merger Partner owns, or possesses valid license rights to, all intellectual property which is material to the conduct of the business of Merger Partner and the Merger Partner Insurance Subsidiaries taken as a whole. Merger Partner has not received any notice of any conflict with or violation or infringement of, any asserted rights of any other Person with respect to any such intellectual property owned or licensed by Merger Partner or any Merger Partner Insurance Subsidiary, which, if determined adversely, would have, either individually or in the aggregate, a Material Adverse Effect on Merger Partner.

         5.26 Permits, Licenses and Franchises. To the Knowledge of Merger Partner, except as otherwise would not have a Material Adverse Effect on Merger Partner, neither Merger Partner nor any Merger Partner Insurance Subsidiary has engaged in any activity which would cause revocation or suspension of any license to transact the business of insurance and no action or proceeding looking to or contemplating the revocation or suspension of any license to transact the business of insurance is pending or threatened.

         5.27 Liabilities and Reserves. The reserves carried on the books of each Merger Partner Insurance Subsidiary for the year ended December 31, 1995 for future insurance policy benefits, losses, claims and similar purposes are in compliance in all material respects with the requirements for reserves established by the insurance departments of the jurisdiction of domicile of such Merger Partner Insurance Subsidiary, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, and are fairly stated in all material respects in accordance with sound actuarial principles.

         5.28 Insurance. The insurance maintained by Merger Partner and the Merger Partner Subsidiaries insures against risks and liabilities to the extent and in the manner reasonably deemed appropriate and sufficient by Merger Partner or such Merger Partner Subsidiary, and the coverage provided thereunder will not be materially and adversely affected by the Merger.

         5.29 Investigation by Merger Partner. Merger Partner has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of Company and the Company Subsidiaries and acknowledges that Merger Partner has been provided access to the properties, premises and records of Company and the Company Subsidiaries for this purpose. In entering into this Agreement, Merger Partner has relied solely upon its own investigation and analysis and the representations and warranties contained herein, and Merger Partner:

                 (a) acknowledges that none of Company, the Company Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Merger Partner or their agents or representatives prior to the execution of this Agreement; and

                 (b) agrees, to the fullest extent permitted by law, that none of Company, the Company Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Merger Partner on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Merger Partner prior to the execution of this Agreement, except that the foregoing shall not apply (i) to the extent Company makes the specific representations and warranties set forth in Article 4 of this Agreement and in the Disclosure Schedules, but always subject to the limitations and restrictions contained in this Agreement and in the Disclosure Schedules, or (ii) to the extent Company, the Company Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives commits fraud with respect to the information that it provides or makes available to Company.

                                   ARTICLE 6

                       CONDUCT AND TRANSACTIONS PRIOR TO
                       EFFECTIVE TIME; CERTAIN COVENANTS

         6.1     Access and Information.

                 (a) Subject to the restrictions contained in confidentiality agreements to which such party is subject and subject to
Section 6.1(b), upon reasonable notice, each of Company and Merger Partner shall (and shall cause each of their respective Subsidiaries (as defined below) to) give to the other and to the respective accountants, counsel and other representatives of such other party reasonable access during normal business hours throughout the period prior to the Effective Time to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including tax returns and insurance policies) and shall permit them to consult with its and its Subsidiaries' respective officers, employees, auditors, actuaries, attorneys and agents; provided, however, that any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the other party or its Subsidiaries. In addition, Company shall cause Spinco to provide to Merger Partner and to Merger Partner's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all records in Spinco's possession relating to the business and operations of the Company Subsidiaries; provided, however that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of Spinco or its subsidiaries.
All confidential information provided pursuant to this Section 6.1 will be subject to the Confidentiality Agreement dated as of October 28, 1996 and the Confidentiality Agreement dated as of December 17, 1996 (the "Confidentiality Agreements"), in each case between Company and Merger Partner. Notwithstanding the foregoing, no party shall have access to information or documents subject to the attorney/client privilege to the extent that providing such access would, in the opinion of counsel to Company or Merger Partner, as the case may be, constitute a waiver of such privilege. As used in this Agreement, the term "Subsidiaries" shall mean (i) when used with reference to Company, the Company Subsidiaries, and (ii) when used with reference to Merger Partner, the Merger Partner Subsidiaries.

                 (b) As soon as practicable after the date of this Agreement, Company and Merger Partner shall cooperate in good faith in an effort to develop a plan (the "Plan") with respect to the communications with their respective employees and the employees of their respective Subsidiaries regarding the transactions contemplated by this Agreement and the Distribution Agreement. Notwithstanding any other provision of this Section 6.1, neither Merger Partner or Company, nor any of their respective Subsidiaries, nor any employee or other representative of Merger Partner or Company, or any of their respective Subsidiaries, shall contact or communicate with any employee of the other party or such other party's Subsidiaries, with respect to the transactions contemplated by this Agreement, unless pursuant to the Plan or with the prior consent of such other party, which consent will not be unreasonably withheld or delayed. Except pursuant to the Plan or with the prior consent of the other party, which consent will not be unreasonably withheld or delayed, neither Merger Partner or Company, nor any of their respective Subsidiaries, nor any employee or other representative of Merger Partner or Company, or any of their respective Subsidiaries, shall have any communication or contact with any employee of the other party or such other party's Subsidiaries concerning, relating to or in any way bearing upon (i) future employment or terms or conditions of employment of such employee or any other employee of the other party, or (ii) any closing or relocation of or reduction in size, staff or function of any present facility of the other party.

         6.2     Conduct of Business Pending Merger.

                 (a) Company agrees that from the date hereof to the Effective Time, except as contemplated by this Agreement or the Distribution Agreement or to the extent that Merger Partner shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed), Company and the Company Subsidiaries will operate their businesses only in the ordinary course, except where the failure to so operate their businesses will not individually or in the aggregate be material to any of the Company Business Units taken as a whole; and, consistent with such operation, will use reasonable efforts consistent with past practices to preserve their business organizations intact, to keep available to them the goodwill of their agents, third party administrators, policyholders, customers and others with whom business relationships exist to the end that their goodwill and ongoing business shall not be impaired in any material respect at the Effective Time, and will further exercise reasonable efforts to maintain their existing relationships with their employees in general.

                 (b) Company agrees that from the date hereof to the Effective Time, except as otherwise consented to by Merger Partner in writing (which consent will not be unreasonably withheld or delayed) or as permitted, required or contemplated by this Agreement or the Distribution Agreement, (i) neither it nor any Company Subsidiary will change any provision of its Certificate of Incorporation or Bylaws or similar governing documents; (ii) it will not make, declare or pay any dividend, except regular quarterly cash dividends with respect to the Company Common Stock (not to exceed $0.275 per share per quarter) and regular dividends on the Company's Preferred Stock in accordance with its terms and except in connection with the Spin-off; and (iii) except in connection with (v) the Spin-off, (w) the exchange rights on the part of former shareholders of Durham Corporation and Southlife Corporation who have not tendered their shares in connection with the mergers pursuant to which such companies were acquired, (x) the issuance of capital stock under the Company Rights Agreement pursuant to its terms, (y) the issuance of new employee stock options after July 31, 1997 in the ordinary course of business consistent with past practice and (z) the issuance of shares of common stock pursuant to (A) the exercise of presently outstanding employee stock options or new stock options granted after July 31, 1997 as contemplated above or (B) any stock ownership plan, 401(k) plan, dividend reinvestment plan or similar plan (which in the case of this clause (B) does not involve in the aggregate the issuance of more than 250,000 shares), it will not make any distribution or directly or indirectly sell, issue, redeem, purchase or otherwise acquire, any shares of its outstanding capital stock, change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock.

                 (c) Company agrees that from the date hereof to the Effective Time it will not take or permit any Company Subsidiary to take any of the following actions, except to the extent consented to by Merger Partner in writing (which consent will not be unreasonably withheld or delayed) or permitted, required or contemplated by this Agreement or the Distribution Agreement or except as set forth in Schedule 6.2:

                 (i) except in the ordinary course of business, enter into any agreement representing an obligation for indebtedness for borrowed money or increase the principal amount of indebtedness under any existing agreement or assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation (except a guarantee of the obligation of a Subsidiary), except and to the extent all such obligations in the aggregate do not exceed $10,000,000;

                 (ii) except in the ordinary course of business, mortgage or pledge any of its properties or assets;

                 (iii) except as may be required by law or except in the ordinary course of business, take any action to amend or terminate any Company Employee Plan or increase the compensation of any of its executive officers or employees (other than increases which are in the aggregate in the ordinary course) or adopt any other material plan, program, arrangement or practice providing new or increased benefits or compensation to its employees, provided that this covenant shall not apply to variable payments pursuant to Company's Management Incentive Plan or Variable Pay Plan or to actions in the ordinary course of business taken with respect to employees who are not directors or officers of Company;

                 (iv) materially amend or cancel or agree to the material amendment or cancellation of any agreement, treaty or arrangement which is material to any of the Company Business Units taken as a whole, or enter into any new material agreement, treaty or arrangement which is material to any of the Company Business Units taken as a whole (other than the renewal of any existing agreements, treaties or arrangements);

                 (v) make any material changes in its underwriting standards, retention limits or administrative practices with respect to additions to (new business) or deletions from (policy terminations) any policy master files which would have a substantive effect on such files;

                 (vi) enter into any negotiation with respect to, or adopt or amend in any material respect, any Collective Bargaining Agreement without prior notice to the other party;

                 (vii) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in statutory accounting rules or generally accepted accounting principles;

                 (viii) pay, loan or advance (other than the payment of compensation, directors' fees or reimbursements of expenses in the ordinary course of business and other than as may be required by any agreement in effect as of the date hereof) any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any material agreement or arrangement with, any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors (as such terms are defined in Rule 405 promulgated under the Securities Act);

                 (ix) acquire, form or commence the operations of any business or any corporation, partnership, joint venture, marketing arrangement, association or other business organization or division thereof which in any case is material to any of the Company Business Units taken as a whole;

                 (x) make any tax election or settle or compromise tax liability that would reasonably be expected to have a Material Adverse Effect on Company;

                 (xi) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) which are material to Company and the Company Subsidiaries as a whole, other than the payment, discharge or satisfaction of liabilities (i) reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of Company included in the Company Reports or (ii) incurred since December 31, 1995 in the ordinary course of business consistent with past practice;

                 (xii) increase the benefits payable under the Providian Corporation Retirement Plan (the "Retirement Plan") pursuant to the provisions of Section 9.1 of the Retirement Plan;

                 (xiii) other than consistent with past practice (or following consultation with the Merger Partner, consistent with industry standards), materially alter the mix of Company Investment Assets or the duration or credit quality of such assets;

                 (xiv) other than consistent with past practice (or following consultation with the Merger Partner, consistent with industry standards), materially alter the profile of its insurance liabilities or materially alter the Company's pricing practices or policies; or

                 (xv) enter into any agreement to take any of the actions described in Section 6.2(b) or elsewhere in this Section 6.2(c).

                 (d) Merger Partner agrees that from the date hereof to the Effective Time, except as contemplated by this Agreement or to the extent that Company shall otherwise consent in writing, it will, and will cause each Merger Partner Subsidiary to, operate its business only in the ordinary course, except where the failure to so operate its business will not individually or in the aggregate be material to Merger Partner and the Merger Subsidiaries taken as a whole.

                 (e) Merger Partner agrees that from the date hereof to the Effective Time it will not take, or permit any Merger Partner Subsidiary to take, any of the following actions, except to the extent consented to by Company in writing (which consent will not unreasonably be withheld or delayed) or permitted, required or contemplated by this Agreement or as set forth in
Schedule 6.2:

                 (i) adopt or propose any change in its governing documents that would have any adverse impact on the transactions contemplated by this Agreement or which would amend or modify the terms or provisions of the capital stock of Merger Partner;

                 (ii) effect any combination, reclassification, recapitalization, division or similar transaction with respect to any class or series of capital stock of Merger Partner (other than a stock split, stock dividend or similar transaction contemplated by Section 2.2(d));

                 (iii) merge or consolidate with any other Person if such merger or consolidation could reasonably be expected to have a material impact on the ability of Merger Partner to consummate the transactions contemplated by this Agreement;

                 (iv) make, declare, set aside or pay any dividend or other distribution with respect to shares of capital stock of Merger Partner, except the regular declaration and payment of cash or stock dividends with respect to the Merger Partner Common Stock (not to exceed, in the aggregate between the date of this Agreement and the Closing Date, $2.00 per share in cash and market value of Merger Partner Common Stock), and the regular declaration and payment of dividends with respect to Merger Partner Preferred Stock in accordance with its terms;

                 (v) issue, sell, grant, pledge or otherwise encumber any shares of the Merger Partner Common Stock, any other voting securities or any securities convertible into such shares, if any such action could, individually or in the aggregate, reasonably be expected to (A) require the consent of the stockholders of Merger Partner, (B) delay materially the date of mailing of the Proxy Statement such that the Closing would be delayed past June 1, 1997, (C) if it were to occur after such date of mailing, require an amendment of the Proxy Statement such that the Closing would be delayed past June 1, 1997 or
         (D) have a material adverse effect on the ability of Merger Partner to consummate the transactions contemplated by this Agreement;

                 (vi) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could, individually or in the aggregate, reasonably be expected to (A) be material to Merger Partner, (B) delay materially the date of mailing of the Proxy Statement such that the Closing would be delayed past June 1, 1997,
         (C) if it were to occur after such date of mailing, require an amendment of the Proxy Statement such that the Closing would be delayed past June 1, 1997 or (D) have a material adverse effect on the ability of Merger Partner to consummate the transactions contemplated by this Agreement;

                 (vii) except in the ordinary course of business, enter into any agreement representing an obligation for indebtedness for borrowed money or increase the principal amount of indebtedness under any existing agreement or assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation (except a guarantee of the obligation of a Subsidiary), except and to the extent all such obligations in the aggregate are not material to Merger Partner;

                 (viii) mortgage or pledge any of its properties or assets, except to the extent that the aggregate amount of assets subject to such mortgages and pledges is not material to Merger Partner;

                 (ix) except in the ordinary course of business, materially amend or cancel or agree to the amendment or cancellation of any agreement, treaty or arrangement, or enter into any new agreement, treaty or arrangement (other than the renewal of any existing agreements, treaties or arrangements), except and to the extent that the aggregate amount involved with respect to such agreements, treaties or arrangements is not material to Merger Partner;

                 (x) pay, loan or advance (other than the payment of compensation, directors' fees or reimbursements of expenses in the ordinary course of business and other than as may be required by any agreement in effect as of the date hereof) any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors (as such terms are defined in Rule 405 promulgated under the Securities Act), except and to the extent that the aggregate amount involved with respect to such transactions is not material to Merger Partner;

                 (xi) (A) prior to the twenty-fifth trading day before the Effective Time acquire record or beneficial ownership of any shares of Company Common Stock such that Merger Partner "beneficially owns" three percent (3%) or more of the outstanding shares of Company Common Stock, or (B) during the twenty-five trading days before the Effective Time, acquire record or beneficial ownership of any shares of Company Common Stock; or

                 (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

                 As used in this Section 6.2(e), the phrase "material to Merger Partner" means a matter or action that would (i) have a Material Adverse Effect on Merger Partner or (ii) involve amounts in excess of ten percent (10%) of the assets of Merger Partner and its subsidiaries, taken as a whole, as reflected on the consolidated balance sheet of Merger Partner and its subsidiaries at December 31, 1995 included in the Merger Partner Reports.

                 (f) Company shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative or agent of, Company or any Company Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 6.2(f) shall prohibit the Board of Directors of Company (and its authorized representatives) from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (A) the Board of Directors of Company after consultation with and based on the advice of outside counsel, determines in good faith that in order for the Board of Directors of Company to comply with its fiduciary duties to stockholders under applicable law it should take such action, (B) prior to taking such action, Company receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity, and (C) the Acquisition Proposal contains an offer of consideration that is superior to the consideration set forth herein. Notwithstanding anything in this Agreement to the contrary, Company shall (i) promptly advise Merger Partner orally and in writing of (A) the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to any Acquisition Proposal,
(B) the material terms and conditions of such Acquisition Proposal or inquiry, and (C) the identity of the person making any such Acquisition Proposal or inquiry, (ii) keep Merger Partner reasonably informed of the status and details of any such Acquisition Proposal or inquiry and (iii) negotiate with Merger Partner to make such adjustments in the terms and conditions of this Agreement as would enable Company to proceed with the transactions contemplated herein. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 6.2(f) by any officer, director or employee of Company or any Company Subsidiary or any investment banker, attorney or other advisor, representative or agent of Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 6.2(f) by Company. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving Company or any Company Insurance Subsidiary, or any purchase of all or any significant portion of the assets of Company or any Company Business Unit other than the transactions contemplated hereby.

         6.3 Fiduciary Duties. Except as set forth below, the Board of Directors of Company shall not (i) withdraw or modify in a manner materially adverse to Merger Partner, the approval or recommendation by such Board of Directors of this Agreement or the Merger, or (ii) approve, recommend or cause Company to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if Company receives an unsolicited Acquisition Proposal and the Board of Directors of Company determines in good faith, following consultation with and based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Board of Directors may (w) withdraw or modify its approval or recommendation of this Agreement and the Merger, (x) approve or recommend such Acquisition Proposal, (y) cause Company to enter into an agreement with respect to such Acquisition Proposal or (z) terminate this Agreement pursuant to Section 8.1(b). If the Board of Directors of Company takes any action described in clause (y) or (z) of the preceding sentence or Merger Partner exercises its right to terminate this Agreement under Section 8.1(c) based on the Board of Directors of Company having taken any action described in clause (w) or (x) of the preceding sentence, Company shall, concurrently with the taking of such action or such termination (a "Fee Payment Event"), as applicable, pay to Merger Partner the Section 6.4 Fee (as hereinafter defined). Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors of Company permitted by this Section 6.3 shall not constitute a breach of this Agreement by Company.

         6.4     Certain Fees.  Company shall pay to Merger Partner upon demand
(i) $80 million if the Fee Payment Event occurs on or prior to the date of the Stockholders' Meeting, or (ii) $100 million if the Fee Payment Event occurs after the date of the Stockholders' Meeting (the "Section 6.4 Fee"), payable in same-day funds, as liquidated damages and not as a penalty, if the Section 6.4 Fee is payable pursuant to Section 6.3. If Company fails to promptly pay to Merger Partner any amounts due under this Section 6.4, Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee was required to be paid.

         6.5 Amendment to Rights Plan. Prior to the Effective Time, the Board of Directors of Company shall amend the 1987 Stockholder Rights Agreement as amended on November 4, 1992 (the "Company Rights Agreement") between Company and First Chicago Trust Company of New York, so that (i) Merger Partner will not become an "Acquiring Person" as a result of the consummation of the transactions contemplated by this Agreement, (ii) no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the consummation of the transactions contemplated by this Agreement, and (iii) all outstanding Company Common Stock Purchase Rights (the "Company Rights") issued and outstanding under the Company Rights Agreement will expire immediately prior to the Effective Time.

         6.6 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition," "business combination," "stockholder protection" or similar antitakeover statute or regulation enacted under state or Federal law shall become applicable to the Merger, the Spin-off or any of the other transactions contemplated hereby, each of Company and Merger Partner and the Board of Directors of each of Company and Merger Partner shall grant such approvals and take such commercially reasonable actions as are within its authority and consistent with its fiduciary obligations to its stockholders as determined in good faith by such Board so that the Merger, the Spin-off and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use commercially reasonable efforts, subject to such fiduciary duties, to eliminate or minimize the effects of such statute or regulation on the Merger, the Spin-off and the other transactions contemplated hereby.

         6.7 Consents. Company and Merger Partner will use commercially reasonable efforts to obtain the written consent or approval of each and every governmental authority and other regulatory body, including, without limitation, each applicable banking and insurance regulatory authority, the consent or approval of which shall be required in order to permit Merger Partner, Sub and Company to consummate the transactions contemplated by this Agreement and the Distribution Agreement. Company will use commercially reasonable efforts to obtain the written consent or approval, in form and substance reasonably satisfactory to Merger Partner, of each person whose consent or approval shall be required in order to permit Merger Partner, Sub and Company to consummate the transactions contemplated by this Agreement and the Distribution Agreement, except for any contracts of Company as to which the failure to obtain any required written consent or approval thereunder would not individually or in the aggregate result in a Material Adverse Effect on Company. Merger Partner will use commercially reasonable efforts to obtain the written consent or approval, in form and substance reasonably satisfactory to Company, of each person whose consent or approval shall be required in order to permit Merger Partner, Sub and Company to consummate the transactions contemplated by this Agreement and the Distribution Agreement, except for any contracts of Merger Partner as to which the failure to obtain any required written consent or approval thereunder would not individually or in the aggregate result in a Material Adverse Effect on Merger Partner.

         6.8 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto will promptly file and prosecute diligently the applications and related documents required to be filed by such party with the applicable regulatory authorities in order to effect the transactions contemplated hereby, including filings under the HSR Act requesting early termination of the applicable waiting period and filings with state banking and insurance authorities. Each party hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action. Each of the parties hereto agrees to defend vigorously against any actions, suits or proceedings in which such party is named as defendant which seeks to enjoin, restrain or prohibit the transactions contemplated hereby or seeks damages with respect to such transactions.

         6.9 NYSE Listing. Merger Partner will use all commercially reasonable efforts to cause to be approved for listing on the NYSE, subject to official notice of issuance, a sufficient number of shares of Merger Partner Common Stock to be issued in the Merger and pursuant to Company Stock Options (as defined in Section 6.17).

         6.10 Notice; Efforts to Remedy. Each party hereto shall promptly give written notice to the other parties hereto upon becoming aware of the impending occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of such party contained in this Agreement and shall use all commercially reasonable efforts to prevent or promptly remedy the same. During the period from the date of this Agreement to the Effective Time, Company and Merger Partner each shall cause one or more of its representatives to confer on a regular and frequent basis with representatives of the other and to report on the general status of its ongoing operations. Company shall promptly notify Merger Partner of any material change in each case on a consolidated basis in the normal course of Company's or the Company Subsidiaries' businesses or in the operation of its or their properties and of the receipt by Company or the Company Subsidiaries of notice of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the receipt by Company or the Company Subsidiaries of a notice of the institution or the threat of litigation involving Company or any of the Company Subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect on Company, and will keep Merger Partner fully informed with respect to such events. Merger Partner shall promptly notify Company of any material change in each case on a consolidated basis in the normal course of Merger Partner's or the Merger Partner Subsidiaries' businesses or in the operation of its or their properties, and of the receipt by Merger Partner or the Merger Partner Subsidiaries of notice of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the receipt by Merger Partner or the Merger Partner Subsidiaries of a notice of the institution or the threat of litigation involving Merger Partner or any of the Merger Partner Subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect on Merger Partner and will keep Company fully informed with respect to any such events.

         6.11    Registration Statement; Stockholder Approvals.

                 (a) As soon as is reasonably practicable after the execution of this Agreement, Merger Partner shall prepare and file with the SEC the Registration Statement (in which the Proxy Statement will be included as a prospectus) and Company shall prepare and file with the SEC the Proxy Statement (which shall also include the Information Statement relating to the Spin-off). Merger Partner shall use all commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act as promptly as practicable after such filing and shall take all commercially reasonable actions required to be taken under any applicable state blue sky or securities laws in connection with the issuance of the shares of Merger Partner Common Stock pursuant to this Agreement. Each party hereto shall furnish all information concerning it and the holders of its capital stock as the other party hereto may reasonably request in connection with such actions.

                 (b) Company shall call a Stockholders' Meeting to be held as soon as practicable after the date hereof for the purpose of voting upon the Merger and this Agreement. In connection with the Stockholders' Meeting, Company and Merger Partner shall prepare and file the Proxy Statement with the SEC. Subject to Section 6.3, (i) Company shall mail the Proxy Statement to its stockholders, (ii) the Board of Directors of Company shall recommend to its stockholders the approval of the Merger and this Agreement, and (iii) Company shall use commercially reasonable efforts to obtain such stockholder approval. Without limiting the generality of the foregoing, Company agrees that, subject to its right to terminate this Agreement pursuant to Section 6.3, its obligations pursuant to this Section 6.11(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Company of any Acquisition Proposal.

         6.12 Expenses. If this Agreement is terminated for any reason without breach by any party, each party hereto shall pay its own expenses incident to preparing for, entering into, and carrying out this Agreement and to consummating the Merger, except that Company and Merger Partner shall divide equally the following expenses: (a) the costs incurred in connection with the printing and mailing of the Registration Statement, the Proxy Statement and related documents; and (b) all filing or registration fees paid by Company or Merger Partner, including state securities laws filing or registration fees, if any.

         6.13 Press Releases; Filings. Without the consent of the other parties, none of the parties shall issue any press release or make any public announcement with regard to this Agreement, the Distribution Agreement, the Merger or the Spin-off or any of the transactions contemplated hereby or thereby; provided, however, that nothing in this Section 6.13 shall be deemed to (i) prohibit Company, Merger Partner or Spinco from making any disclosures, press releases or announcements relating to their respective businesses or operations, or (ii) prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law or the rules of any national securities exchange or automated quotation system. Each of Company and Merger Partner shall promptly notify the other of each report, schedule and other document filed by it or any of its respective Subsidiaries with the SEC and of any other document pertaining to the transactions contemplated hereby filed with any other governmental authorities.

         6.14    Indemnification of Officers and Directors.

                 (a) Until such time as the applicable statute of limitations shall have expired, the Surviving Corporation shall provide with respect to each present or former director and officer of Company and its subsidiaries (both present and past) (the "Indemnified Parties"), the indemnification rights (including any rights to advancement of expenses) which such Indemnified Parties had, whether from Company or such subsidiary, immediately prior to the Merger, whether under the DGCL or the bylaws of Company or such subsidiary or otherwise.

                 (b) Immediately following the Effective Time, Merger Partner shall cause to be in effect the current policies of directors' and officers' liability insurance maintained by Company or any Company Subsidiary (provided Merger Partner may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred at or before the Effective Time, and Merger Partner shall maintain such coverage for a period of six years after the Effective Time; provided, however, that in no event shall Merger Partner be required to expend pursuant to this Section 6.14(b) on an annual basis more than an amount equal to 250% of the current annual premiums paid by Company and the Company Subsidiaries for such insurance and, in the event the cost of such coverage shall exceed that amount, Merger Partner shall purchase as much coverage as possible for such amount.

                 (c) This Section 6.14 shall survive the Closing and is intended to benefit Company, the Surviving Corporation and each of the Indemnified Parties and his or her heirs and representatives (each of whom shall be entitled to enforce this Section 6.14 against Merger Partner or the Surviving Corporation to the extent specified herein) and shall be binding on all successors and assigns of Merger Partner and the Surviving Corporation.

         6.15 Tax Treatment. Merger Partner and Company agree to treat the Spin-off as a tax-free distribution within the meaning of Section 355 of the Code and the Merger as a reorganization within the meaning of Section 368(a) of the Code. During the period from the date of this Agreement through the Effective Time, unless the parties shall otherwise agree in writing, none of Merger Partner, Company or any of their respective Subsidiaries shall knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the Spin-off as a tax-free distribution within the meaning of
Section 355 of the Code or the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

         6.16    Employee Benefits.

                 (a) From and after the Effective Time, the Surviving Corporation shall honor all obligations and commitments under the plans, programs, arrangements, practices and contracts which are maintained by Company or any of the Company Subsidiaries or to which Company or any Company Subsidiary is obligated to make contributions and which provide benefits or compensation to or on behalf of employees, including but not limited to executive arrangements and "employee benefit plans" as defined in Section 3(1) of ERISA, in each case in accordance with their terms as in effect at the Effective Time, with only such amendments as are permitted by the terms thereof as in effect at the Effective Time.

                 (b) Merger Partner shall take, and shall cause the Surviving Corporation and its subsidiaries and all other affiliates of Merger Partner to take, the following actions: (i) waive any limitations regarding pre-existing conditions under any welfare or other employee benefit plan maintained by any of them for the benefit of employees of Company or any of its subsidiaries (the "Company Employees") or in which Company Employees participate after the Effective Time, and (ii) for all purposes under all compensation and benefit plans and policies applicable to employees of any of them, treat all service by Company Employees with Company or any affiliates of Company before the Effective Time as service with Merger Partner and its affiliates, except to the extent such treatment would result in duplication of benefits.

                 (c) From and after the Effective Time, the Surviving Corporation shall assume all obligations of Company under Company's Management Incentive Plan and Variable Pay Plan and shall make all payments owed by Company pursuant to the Management Incentive Plan and the Variable Pay Plan in respect of periods through December 31, 1996 in accordance with Company's past practices.

                 (d) Effective as of the Effective Time: (i) the Pension Trustees of the Retirement Plan shall appoint as their successors pursuant to
Section 6.1 of the Retirement Plan individuals and/or entities selected by Merger Partner and shall resign as Pension Trustees; (ii) Section 6.1 of the Retirement Plan shall be amended to delete the second and third sentences thereof; (iii) Section 9.1 of the Retirement Plan shall be amended to delete the parenthetical phrase in the first sentence thereof; and (iv) Section 13.2 of the Retirement Plan shall be amended to clarify that a merger of the Retirement Plan with a defined benefit pension plan in accordance with Section 414(e) of the Code and all other applicable law will not be considered a termination of the Retirement Plan for purposes of Section 13.12 thereof. The amendments adopted pursuant to the preceding sentence shall be in form and substance satisfactory to Merger Partner. Before the Effective Time, the Company and Merger Partner shall take all steps necessary and appropriate to comply with the requirements of Section 29.14 thereof for continuation of the Retirement Plan after the Effective Time.

         6.17    Stock Options.

                 (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") and each outstanding stock appreciation right (a "Company SAR") issued pursuant to any incentive or stock option program of Company (the "Company Plan"), whether vested or unvested, shall be assumed by Merger Partner, provided that the foregoing shall not apply to options or stock appreciation rights assumed by Spinco pursuant to the Distribution Agreement and such options and stock appreciation rights assumed by Spinco shall not constitute Company Stock Options or Company SARs for purposes of this Agreement. Each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Merger Partner Common Stock equal to (x) the number of shares of Company Common Stock covered by such Company Stock Option, multiplied by (y) the Option Adjustment Ratio, at a price per share equal to (A) the exercise price of such Company Stock Option immediately prior to the Spin-off, multiplied by (B) (1) one divided by (2) the Option Adjustment Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. For purposes of the foregoing, the "Option Adjustment Ratio" shall mean the amount obtained by dividing (i) the average of the daily high and low trading prices on the New York Stock Exchange for the Company Common Stock on each of the 20 trading days prior to the ex-dividend date for the Spin-off by (ii) the average of the daily high and low trading prices on the New York Stock Exchange for the Merger Partner Common Stock on each of the same 20 trading days. Each holder of a Company SAR shall be entitled to that number of stock appreciation rights of Merger Partner ("Merger Partner SARs"), determined in the same manner as set forth above with respect to Company Stock Options assumed by Merger Partner.
At the Effective Time, the agreements evidencing the grants of Company Stock Options and Company SARs assumed by Merger Partner shall be amended to provide that the right of a holder to exercise Company Stock Options and Company SARs shall continue beyond the termination of such holder's employment, if such holder's employment is terminated without Cause or such holder leaves employment for Good Reason (as such terms are defined in the Company's change of control policy as in effect immediately prior to the Effective Time or, if applicable, such holder's employment agreement or change of control severance agreement), until the later of (x) the second anniversary of the Effective Time, (y) 90 days after such holder's termination of employment, and (z) the end of the period for exercise of such Company Stock Options or Company SARs as provided in any employment or severance agreement between the Company and such holder.

                 (b) As soon as practicable after the Effective Time, Merger Partner shall deliver to the holders of Company Stock Options and Company SARs appropriate notices setting forth such holders' rights pursuant to the Company Plan and the agreements evidencing the grants of such Company Stock Options or Company SARs, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.17 after giving effect to the Merger and the assumption by Merger Partner as set forth above). If necessary, Merger Partner shall comply with the terms of the Company Plan and ensure, to the extent required by, and subject to the provisions of, such Plan, that Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Merger Partner after the Effective Time.

                 (c) Merger Partner shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Merger Partner Common Stock for delivery upon exercise of Company Stock Options assumed by it in accordance with this Section 6.17. As soon as practicable after the Effective Time, Merger Partner shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Merger Partner Common Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Merger Partner shall administer each Company Plan assumed pursuant to this Section 6.17 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Company Plan complied with such rule prior to the Merger.

         6.18 AEGON USA Guaranty. At the Closing, Merger Partner shall cause AEGON USA, Inc. to enter into a Guaranty Agreement with Company and Spinco in substantially the form of Exhibit D pursuant to which AEGON USA, Inc. will guarantee the obligations of Company pursuant to Section 6.14 and Section
6.16 of this Agreement and the obligations of Company under the Distribution Agreement and the Other Agreements (as defined in the Distribution Agreement).

         6.19    Determination of Comparable Benefits.   Prior to the Closing
Date, Company and Merger Partner shall work together in good faith to determine whether the employee benefit plans and employee welfare plans currently maintained by Company and the Company Subsidiaries for their employees are, in the aggregate, at least as favorable as such plans currently maintained by Merger Partner and the Merger Partner Subsidiaries, as contemplated in the definition of "Good Reason" contained in Company's Change in Control Plan. The determination of Company and Merger Partner, if any, shall be reduced to writing, which shall be signed by both parties.

         6.20 Merger Partner Exchange Transaction. Prior to the Closing Date, Merger Partner shall effect, in one or more arm's length transactions which will occur contemporaneously, (i) the purchase by Merger Partner of approximately 8% of the currently outstanding shares of Merger Partner Common Stock from the Association, and (ii) the sale of no more than an equivalent number of shares of the existing class of Merger Partner Preferred Stock to the Association. Merger Partner agrees that, except as set forth in the preceding sentence, between the date hereof and the Closing Date Merger Partner will not issue or sell any shares of capital stock of Merger Partner to the

Association, except that Merger Partner may issue or sell to the Association during such period a maximum of 500,000 shares of capital stock in connection with other transactions.

         6.21    Company Contracts.   Within 28 days after the date of this
Agreement, Company shall furnish to Merger Partner access to and copies of listings of contracts, agreements, leases, commitments, arrangements or other instruments hereinafter described in this Section 6.21 to which the Company or any Company Subsidiary is a party or by or to which it or any of its assets or properties are bound except for (i) agreements, commitments, arrangements, leases or other instruments disclosed in the Company Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Distribution Agreement (and the other agreements contemplated thereby), and (iii) insurance, reinsurance and agency contracts entered into or to be entered into in the normal course of business:

                 (a) contracts and other agreements with any current or former officer, director, employee, consultant or other representative (other than an insurance agent or broker) of Company or any Company Subsidiary pursuant to which Company or any Company Subsidiary has ongoing obligations calling for payments in any one year of more than $250,000 in any one case, other than such contracts and other agreements that are terminable at will by Company or such Company Subsidiary,

                 (b) contracts and other agreements for the purchase or sale of equipment or services or to make capital expenditures (whether through the purchase of real or personal property or otherwise), other than in the ordinary course of business (including agreements for ordinary maintenance of equipment), calling for a purchase price or payments in any one year of more than $2.5 million,

                 (c) contracts and other agreements for the sale of any of its assets or properties or for the grant to any Person of any preferential rights to purchase or use any of its assets or properties in each case involving assets or properties with a book value in excess of $2.5 million, other than those entered into in the ordinary course of business,

                 (d) joint venture, partnership and marketing agreements which are material to any of the Company Business Units taken as a whole,

                 (e) contracts and other agreements containing covenants of Company or any Company Subsidiary not to compete with any Person which are material to Company and the Company Subsidiaries as a whole or which following the Effective Time will be material to Merger Partner and the Merger Partner Subsidiaries taken as a whole,

                 (f) contracts and other agreements relating to the making of any loan in excess of $1 million in any one case, other than Investment Assets and Company Employee Plan loans made in the ordinary course of business and other than intercompany loans between or among Company and/or the Company Subsidiaries,

                 (g) contracts or other agreements for or relating to computer equipment or computer services calling for a purchase price or payment in any one case during any one year of more than $1 million,

                 (h) contracts or other agreements relating to any derivative instruments or securities or any "off-balance sheet" financing transaction, other than those entered into in the ordinary course of business for bona fide hedging purposes, and

                 (i) to the Knowledge of Company, any other contract or other agreement whether or not made in the ordinary course of business calling for payments in any one year of more than $2.5 million in any one case.

         6.22 Agents. Within 28 days after the date of this Agreement, Company shall furnish to Merger Partner (a) a list of Company's agents and brokers as of the date hereof who have acted as agent or broker with respect to insurance contracts of Company which are in force and who were paid commissions in excess of $500,000 by any Company Insurance Subsidiary within the past twelve months ("Significant Brokers"), (b) a list of and copies of the standard forms of agreements between each Company Insurance Subsidiary and its insurance agents and brokers, (c) a list of those Significant Brokers as to which such agreements specified in clause (b) of this Section 6.22 are in effect and (d) a list of those Significant Brokers who have entered into other agency agreements with any Company Insurance Subsidiary that are in effect.

         6.23    Litigation.   Subject to the restrictions set forth in Section
6.1(a), during the period from the date hereof until the Effective Time, Company shall, and shall cause the Company Subsidiaries to, give Merger Partner and its representatives access to and copies of listings of claims, actions, suits, investigations and proceedings to which Company or any Company Subsidiary is subject, to the extent such listings are in the possession of the Company or the Company Subsidiaries and are reasonably requested by Merger Partner. It is understood and agreed that the provision of any such listings shall not be deemed to modify the representations of the Company set forth in
Section 4.10.

         6.24 Certain Reporting Requirements. After the Effective Time, Merger Partner shall cause the Surviving Corporation to comply with the reporting requirements of Section 6038B of the Code and the regulations thereunder.

         6.25 Investment Company Act. Merger Partner covenants and agrees that it will comply in all material respects with any requirements imposed by
Section 15(f) of the 1940 Act with respect to the Manager.

         6.26 Ruling Request. Prior to the filing of a request (the "Ruling Request") for a Ruling (as defined in Section 7.1(g)) with the IRS, Company will permit Merger Partner to review and comment on the Ruling Request and will consult with Merger Partner regarding such Ruling Request. In addition, Company will promptly make available for review by Merger Partner all written correspondence that Company receives from the IRS concerning the Ruling Request and will allow

Merger Partner to participate in discussions with the IRS. Merger Partner agrees to use all commercially reasonable efforts to cooperate with Company in connection with such Ruling Request. Company shall be responsible for all costs and expenses (including IRS user fees) relating to the Ruling Request, except for costs and expenses relating to Merger Partner's review of the Ruling Request and participation in such process.


                                   ARTICLE 7

                         CONDITIONS PRECEDENT TO MERGER

         7.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                 (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Company Common Stock.

                 (b) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental authority or other regulatory body required in connection with the execution, delivery and performance of this Agreement and the Distribution Agreement, the failure to obtain which would prevent the consummation of the Merger or the Spin-off or have a Material Adverse Effect on Company or a Material Adverse Effect on Merger Partner, shall have been obtained without the imposition of any conditions which would have, individually or in the aggregate, a Material Adverse Effect on Company or a Material Adverse Effect on Merger Partner.

                 (c) All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which any of Company or Merger Partner (or their respective Subsidiaries) is a party, or by which either is bound, as may be required to be obtained by them in connection with the performance of this Agreement and the Distribution Agreement, the failure to obtain which would prevent the consummation of the Merger or the Spin-off or have, individually or in the aggregate, a Material Adverse Effect on Company or, individually or in the aggregate, a Material Adverse Effect on Merger Partner, shall have been obtained.

                 (d) Early termination shall have been granted or applicable waiting periods shall have expired under the HSR Act.

                 (e) No governmental authority or other regulatory body (including any court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger, the Spin-off or the transactions contemplated by this Agreement or the Distribution Agreement.

                 (f) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the SEC pursuant to the Exchange Act and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC. At the effective date of the Registration Statement, the Registration Statement shall not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, and, at the mailing date of the Proxy Statement and the date of the Stockholders' Meeting, the Proxy Statement shall not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

                 (g) The parties shall have received a private letter ruling from the IRS (the "Ruling") to the effect that (i) the Spin-off will qualify as a tax-free distribution within the meaning of Section 355 of the Code, (ii) the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, (iii) the exchange in the Merger of Company Common Stock for Merger Partner Common Stock will not give rise to gain or loss for federal income tax purposes to the stockholders of Company with respect to such exchange (except to the extent of the cash received), and (iv) neither Company nor Sub will recognize gain or loss as a consequence of the Merger.

                 (h) The shares of Merger Partner Common Stock to be issued pursuant to this Agreement and pursuant to the Company Stock Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                 (i)      The Spin-off shall have been effected.

         7.2 Conditions to Obligations of Company. The obligations of Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions unless waived by
Company:

                 (a) The representations and warranties of Merger Partner set forth in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties (i) speak as of a specified date and except to the extent contemplated or permitted by this Agreement; or (ii) are already qualified by materiality, in which event such representations and warranties shall be true and correct in all respects.

                 (b) Merger Partner and Sub each shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date.

                 (c) Merger Partner shall furnish Company with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 7.2(a) and (b).

                 (d) Company shall have received a letter addressed to Company, dated the Closing Date, from a nationally recognized appraisal firm, which letter shall be in form and substance reasonably satisfactory to Company and shall support the conclusions that, after giving effect to the Merger and the Spin-off, Company will not be insolvent and will not be rendered insolvent by the transactions contemplated hereby or by the Distribution Agreement, will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond its ability to pay such debts as they mature.

                 (e) Company shall have received from Moret Ernst & Young letters dated (i) the effective date of the Registration Statement and (ii) the Closing Date, with respect to certain financial information regarding Merger Partner included in the Registration Statement, in each case in form and substance reasonably satisfactory to Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                 (f) Company shall have received opinions, dated the Closing Date, of the General Counsel of Merger Partner and the General Counsel of AEGON USA, Inc., in form and substance reasonably satisfactory to Company, with respect to the matters set forth in Exhibit E.

         7.3 Conditions to Obligations of Merger Partner. The obligations of Merger Partner to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions unless waived by Merger Partner:

                 (a) The representations and warranties of Company set forth in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties (i) speak as of a specified date and except to the extent contemplated or permitted by this Agreement or the Distribution Agreement; and (ii) are already qualified by materiality, in which event such representations and warranties shall be true and correct in all respects.

                 (b) Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

                 (c) Company shall furnish Merger Partner with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 7.3(a) and (b).

                 (d) Merger Partner shall have received from Ernst & Young LLP letters dated (i) the date of the Proxy Statement and (ii) the Closing Date, with respect to certain financial information regarding Company included in the Proxy Statement, in each case in form and substance reasonably satisfactory to Merger Partner and customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement.

                 (e) Company shall have used commercially reasonable efforts to cause each person who Company believes, at the time the Merger is submitted to a vote of the stockholders of Company, is an "affiliate" for purposes of Rule 145 under the Securities Act, to deliver to Merger Partner on or prior to the Closing Date a written agreement in terms satisfactory to Merger Partner, that such person will not offer to sell, transfer or otherwise dispose of any of the shares of Merger Partner Common Stock issued to such person pursuant to the Merger, except in accordance with the applicable provisions of Rule 145, and except in other transactions that are not in violation of the Securities Act. Exhibit F sets forth a list of those persons who the Company believes, at the date hereof, are "affiliates" for purposes of Rule 145 under the Securities Act.

                 (f) Merger Partner shall have received an opinion, dated the Closing Date, of King & Spalding, counsel to Company, in form and substance reasonably satisfactory to Merger Partner, with respect to the matters set forth in Exhibit G.


                                   ARTICLE 8

                   TERMINATION AND ABANDONMENT OF THE MERGER

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by the stockholders of Company:

                 (a) by the mutual written consent of Merger Partner and Company;

                 (b)      by Company if:

                 (i) the Merger is not consummated on or before August 31, 1997 (or such later date as shall have been approved by Merger Partner and Company), unless the failure of such occurrence shall be due to the failure of Company to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it at or before the Effective Time;

                 (ii) events occur which render impossible the satisfaction of one or more of the conditions set forth in Sections 7.1 and 7.2 and such conditions are not waived by Company, unless the failure of such occurrence shall be due to the failure of Company to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it at or before the Effective Time;

                 (iii) Company is enjoined or restrained by any governmental authority or other regulatory body (including any court), such injunction or restraining order prevents the performance by Company of its obligations hereunder and such injunction shall not have been withdrawn by the earlier to occur of the date 60 days after the date on which such injunction was first issued or August 31, 1997;

                 (iv) the Board of Directors of Company shall have exercised any of its rights set forth in Section 6.3;

                 (v) the stockholders of Company do not approve this Agreement and the Merger at the Stockholders' Meeting; or

                 (vi) the Fair Market Value at the Effective Time of one share of Merger Partner Common Stock (assuming the Effective Time were to occur on the Closing Date) would be less than $44.475, unless Merger Partner agrees in such event that the Exchange Ratio shall be determined by dividing $24.889 by the Fair Market Value at the Effective Time of one share of Merger Partner Common Stock.

                 (c)      by Merger Partner if:

                 (i) the Merger is not consummated on or before August 31, 1997 (or such later date as shall have been approved by Company and Merger Partner), unless the failure of such occurrence shall be due to the failure of Merger Partner or Sub to perform or observe the covenants, agreements and conditions hereof to be performed or observed by them at or before the Effective Time;

                 (ii) events occur which render impossible the satisfaction of one or more of the conditions set forth in Sections 7.1 and 7.3 and such conditions are not waived by Merger Partner, unless the failure of such occurrence shall be due to the failure of Merger Partner or Sub to perform or observe the covenants, agreements and conditions hereof to be performed or observed by them at or before the Effective Time;

                 (iii) Merger Partner is enjoined or restrained by any governmental authority or other regulatory body (including any court), such injunction or restraining order prevents the performance by Merger Partner of its obligations hereunder and such injunction shall not have been withdrawn by the earlier to occur of the date 60 days after the date on which such injunction was first issued or August 31, 1997;

                 (iv) the stockholders of Company do not approve this Agreement and the Merger at the Stockholders' Meeting;

                 (v) the Board of Directors of Company shall have withdrawn or materially modified in a manner adverse to Merger Partner its recommendation of this Agreement and the Merger or the Board of Directors shall have approved or recommended another Acquisition Proposal; or

                 (vi) the Fair Market Value at the Effective Time of one share of Merger Partner Common Stock (assuming the Effective Time were to occur on the Closing Date) would be greater than $66.713, unless the Company agrees in such event that the Exchange Ratio shall be determined by dividing $30.545 by the Fair Market Value at the Effective Time of one share of Merger Partner Common Stock.

         8.2 Effect of Termination and Abandonment. In the event of the termination and abandonment of this Agreement under Section 8.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders except (i) as provided in the third sentence of Section 6.1(a), and in Sections 6.4 and 6.12 and (ii) to the extent that such termination results from the willful breach by any party hereto of any material representation, warranty or covenant hereunder.


                                   ARTICLE 9

                                 MISCELLANEOUS

         9.1 Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by action of the respective Boards of Directors (or its authorized representative) of Merger Partner or Company without action of the stockholders, whether before or after the Stockholders' Meeting; provided, however, that after approval of the stockholders of Company no such amendment shall reduce the amount or change the form of the consideration to be delivered to Company's stockholders as contemplated by this Agreement or otherwise materially adversely affect the interests of such stockholders unless such amendment is approved by Company's stockholders. No amendment to this Agreement shall be effective unless it has been executed by Company, Merger Partner and Sub.

         9.2 Non-Survival of Representations, Warranties and Agreements. Except for the agreements contained in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 6.8, 6.14, 6.15, 6.16, 6.17, 6.18, 6.24 and 6.25 and Article 9 and the
representations and warranties contained in Sections 4.35 and 5.29, none of the representations, warranties and agreements of Company, Merger Partner or Sub in this Agreement, or in any instrument or certificate delivered pursuant to this Agreement, shall survive the Merger nor shall their respective stockholders, directors or officers have any liability to the other after the Effective Time on account of any breach of warranty or failure or the incorrectness of any of the representations or warranties contained herein or in any certificate or other instrument delivered pursuant to this Agreement. The sole right and remedy arising from a misrepresentation or breach of warranty, from the failure of any of the conditions of the Merger to be met, or from the failure to perform any promise or discharge any obligation in this Agreement shall be termination of this Agreement by the aggrieved party and the remedies provided in Section 8.2.

         9.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (if confirmed) or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                           If to Company:

                                    Providian Center
                                    400 West Market Street
                                    Louisville, Kentucky 40202
                                    Attention: Mr. Irving W. Bailey II
                                    Telecopy No.: (502) 584-5960

                                With a copy to:

                                    King & Spalding
                                    120 West 45th Street
                                    New York, New York  10036
                                    Attention:  Mr. E. William Bates, II
                                    Telecopy No.:  (212) 556-2222

                                    and to:

                                    Wachtell, Lipton, Rosen & Katz
                                    51 West 52nd Street
                                    New York, New York  10019
                                    Attention:  Mr. Steven A. Rosenblum
                                    Telecopy No.:  (212) 403-2000

                             If to Merger Partner:

                                (via mail):
                                    P.O. Box 202
                                    2501 CE The Hague
                                    The Netherlands
                                    Attention: Mr. Kees J. Storm
                                    Telecopy No.: (31-70) 347-7929

                                (via hand delivery):
                                    Mariahoeveplein 50
                                    2591 TV The Hague
                                    The Netherlands
                                    Attention: Mr. Kees J. Storm
                                    Telecopy No.: (31-70) 347-7929

                           With a copy to:

                                    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                    125 West 55th Street
                                    New York, New York 10019-5389
                                    Attention: Mr. Donald B. Henderson, Jr.
                                    Telecopy No.: (212) 424-8500


                           If to Merger Sub:

                                    4333 Edgewood Road, NE
                                    Cedar Rapids, Iowa 52499
                                    Attention: Mr. Craig D. Vermie
                                    Telecopy No.: (319) 369-2206

                           With a copy to:

                                    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                    125 West 55th Street
                                    New York, New York 10019-5389
                                    Attention: Mr. Donald B. Henderson, Jr.
                                    Telecopy No.: (212) 424-8500

          9.4 Descriptive Headings; Interpretation. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 28, 1996. Notwithstanding anything to the contrary contained in this Agreement or in any of the Schedules, any information disclosed on one Schedule shall be deemed to be disclosed in all Schedules provided that the context makes clear that such information relates to the other Schedule or Schedules. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. As between Company or Merger Partner, as applicable, and third parties, the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Company and in this Agreement. The foregoing two sentences shall nevertheless not affect the rights or obligations of Company or Merger Partner as set forth herein. In addition, it is understood and agreed that the inclusion of information in any Disclosure Schedule which is not required to be disclosed in such Schedule shall not give rise to any inference that any comparable information is required to be disclosed and shall not give rise to any breach by a party due to the failure to disclose comparable information which is also otherwise not required to be disclosed.

          9.5 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

          9.6 Entire Agreement. This Agreement and the Confidentiality Agreements contain the entire agreement between Merger Partner, Sub and Company with respect to the Merger, and supersede all prior arrangements or understandings with respect to the subject matter hereof. Except as otherwise contemplated in the covenants listed in Section 9.2 (which covenants shall be enforceable by the person or persons affected thereby following the Effective
Time), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW PROVISIONS THEREOF).

          9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

          9.9 Enforcement of Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          9.11 Limited Liability. Notwithstanding any other provision of this Agreement or the Distribution Agreement, no stockholder, director, officer, affiliate or representative of Company or Merger Partner shall have any personal liability in respect of or relating to the covenants, obligations, representations or warranties of such party under this Agreement or the Distribution Agreement or in respect of any certificate delivered with respect hereto or thereto, except to the extent that such person or entity has engaged in fraud with respect to such matters. Except as set forth in the preceding sentence, to the fullest extent legally permissible, each of Company and Merger Partner, for itself and its stockholders, directors, officers and affiliates, waives and agrees not to seek to assert or enforce any such liability that any such person otherwise might have pursuant to applicable law.

          9.12     CONSENT TO JURISDICTION; SERVICE OF PROCESS.

                   (a) EACH PARTY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING BY OR AGAINST IT WITH RESPECT TO ITS RIGHTS, OBLIGATIONS OR LIABILITIES UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BY SUCH PARTY ONLY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR, IF (BUT ONLY IF) SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, SUIT OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, CLAIMS FOR INTERIM RELIEF, COUNTERCLAIMS, ACTIONS WITH MULTIPLE DEFENDANTS AND ACTIONS IN WHICH SUCH PARTY IS IMPLED). EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT.

                   (b) MERGER PARTNER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 1209 ORANGE STREET, WILMINGTON, DELAWARE 19801 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT, PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO MERGER PARTNER IN THE MANNER PROVIDED IN SECTION 9.3. MERGER PARTNER SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO

THAT MERGER PARTNER WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN DELAWARE. IN THE EVENT OF THE TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS AND BUSINESS OF THE PROCESS AGENT TO ANY OTHER CORPORATION BY CONSOLIDATION, MERGER, SALE OF ASSETS OR OTHERWISE, SUCH OTHER CORPORATION SHALL BE SUBSTITUTED HEREUNDER FOR THE PROCESS AGENT WITH THE SAME EFFECT AS IF NAMED HEREIN IN PLACE OF CT CORPORATION SYSTEM. MERGER PARTNER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIRMAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE OF PROCESS TO BE EFFECTIVE UPON ACKNOWLEDGMENT OF RECEIPT OF SUCH REGISTERED MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. MERGER PARTNER EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its respective duly authorized officers, all as of the date first above written.

                                        AEGON N.V.


                                        By: /s/ Donald. J. Shepard
                                            ------------------------------------
                                            Name:    Donald J. Shepard
                                            Title:   Member of Executive Board


                                        LT MERGER CORP.


                                        By: /s/ Patrick S. Baird
                                            ------------------------------------
                                            Name:    Patrick S. Baird
                                            Title:   President


                                        PROVIDIAN CORPORATION


                                        By: /s/ Irving W. Bailey II
                                            ------------------------------------
                                            Name:    Irving W. Bailey II
                                            Title:   Chairman of the Board and
                                                         Chief Executive Officer

                 MERGER AGREEMENT LIST OF SCHEDULES AND EXHIBITS
                 -----------------------------------------------

      SCHEDULES
      ---------
         1.3               Further Agreements with Spinco
         4.2               Capitalization
         4.3               Company Subsidiaries; Voting Trusts
         4.5(a)            Non-Contravention; Consents -- Violations, Conflicts, Etc.
         4.5(b)            Non-Contravention and Consents -- Government Notices, Consents and
                           Approvals
         4.7               Statutory Statements
         4.8               Absence of Certain Changes or Events
         4.9               Taxes and Tax Returns
         4.10              Litigation
         4.13              Employee Benefit Plans
         4.14              Collective Bargaining
         4.16              No Violation of Law
         4.23              Business Operating Condition
         4.24              Assets
         4.25              Computer Software
         4.26              Intellectual Property
         4.27              Permits, Licenses and Franchises
         4.28              Insurance Business
         4.29              Threats of Cancellation
         4.30(c)           Guaranty Assessment Projections by State
         4.31              Separate Accounts Registered under the 1940 Act; Non-Registered
                           Separate Accounts
         4.32              Funds
         4.33              D&O Insurance
         5.2               Capitalization
         5.3               Aegon N.V. Subsidiaries
         5.5               Aegon N.V. or Sub Non-Contravention
         5.7               Aegon N.V. Statutory Statements
         5.8               Absence of Certain Changes or Events
         5.9               Taxes and Tax Returns
         5.10              Litigation
         5.11              Contracts and Commitments
         5.13              Employee Benefit Plans
         5.14              Collective Bargaining
         5.16              No Violation of Law
         5.18              Environmental Liabilities
         6.2               Conduct of Business

     EXHIBITS
     --------
         A        Agreement and Plan of Distribution between Providian
                  Corporation and Providian Bancorp, Inc.

         B        List of Persons Relevant to Definition of "Knowledge of
                  Company"

         C        List of Persons Relevant to Definition of "Knowledge of Merger
                  Partner"

         D        Guarantee Agreement between Aegon USA, Inc., Providian
                  Corporation and Providian Bancorp, Inc.

         E        Opinion Matters to be Addressed by Counsel to Merger Partner

         F        List of Affiliates for Purposes of Section 7.3(c)

         G        Opinion Matters to be Addressed by Counsel to Company